As filed with the Securities and Exchange Commission on June 6, 2025

Registration No. 333-278493

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE FORM S-1/Amendment 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	3714	27-2343603
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Reinharz

Chief Executive Officer

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick M. Lehrer, P. A.

Frederick M. Lehrer, Esquire

2108 Emil Jahna Road

Clermont, Florida 34711

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post Effective S-1/Amendment Number 2 updates the registration statement on Form S-1 of Artificial Intelligence Technology Solutions, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on May 9, 2024. The initial filing was for an Equity Financing Agreement dated March 22, 2023, with GHS Investments, LLC (“GHS”), which allowed for the potential sale of up to 2.5 billion shares of our common stock. That agreement expired on March 22, 2025.

On May 27, 2025, the Company entered into a new two-year Equity Financing Agreement with GHS, which supersedes the prior agreement. This new agreement has the same terms as the previous one, with the only change being the new expiration date of May 27, 2027.

The original May 9, 2024 filing registered 2.5 billion shares and from this, 1,359,619,760 shares have been issued with 1,140,380,240 remaining. This Post Effective S-1/Amendment Number 2 is to register the remaining 1,140,380,240 shares.

This Post-Effective S-1/Amendment Number 2 incorporates updated disclosures, including audited financial statements, business information, and other required details.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2025

1,140,380,240 Shares of Common Stock

This prospectus relates to the sale by the Selling Stockholder, GHS Investments, LLC (“GHS”), of Artificial Intelligence Technology Solutions, Inc. (the “Company”) of up to one billion one hundred forty million three hundred eight thousand two hundred forty (1,140,380,240) shares of common stock, par value $0.00001 per share. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we may receive aggregate gross proceeds of up to $1.41 million from the sale of our common stock registered herein to the Selling Stockholder, under the shares sold in accordance with the May 27, 2025 Equity Financing Agreement entered into with GHS (the “Purchase Agreement”).

Our common stock is quoted on the OTC Pink under the symbol “AITX.” On June 5, 2025, the last reported sales price of our common stock on the OTC Pink was $0.0013 per share.

The Purchase Agreement provides that the Company may discretionarily sell to GHS up to $30,000,000 of shares (“Purchase Shares”) of the Company’s common stock upon our issuance of Purchase Notices to GHS (See “Purchase Agreement with GHS Investments, LLC” on page 1 of this prospectus for a description of the GHS Purchase Agreement). The Selling Stockholder will sell its Purchase Shares at prevailing market prices or in privately negotiated transactions, other details of the sales which are contained in the section titled “Plan of Distribution” on page 12.

GHS is an underwriter within the meaning of the Securities Act of 1933 with respect to the Purchase Shares, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sales of our common stock.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is June 6, 2025

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Artificial Intelligence” or the “Company” in this prospectus mean Artificial Intelligence Technology Solutions, Inc. and its wholly-owned subsidiaries.

Company Overview

We apply AI technology to solve enterprise problems that are expensive, repetitive, difficult to staff, and outside of the core competencies of the client organization. Our main focus is disrupting and capturing a sizable portion of the global security services market, specifically the human security guard market and the physical security market. RAD solutions are unique in that they start with an AI-driven autonomous response utilizing cellular optimized communications, while easily connecting to a human operator for a manned response as needed. We use purpose-built hardware and deliver our services through RAD-developed software and cloud services allowing enterprises IT groups to focus on their core competencies.

Definitive Information Statement

On March 4, 2025, we filed a Schedule 14C Definitive Information Statement to provide notice that our Board of Directors approving the filing of a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by five billion (5,000,000,000) common stock shares to a total of twenty billion (20,000,000,000) common stock shares (the “Authorized Share Increase”) and our consenting shareholder executing a written consent authorizing the Authorized Share Increase. The state of Nevada approved the Authorized Share Increase.

About this Offering

Equity Financing Agreement with GHS Investments, LLC

On May 27, 2025, we entered into the Equity Financing Agreement with GHS referred to herein as the “Purchase Agreement”. The Purchase Agreement between the Company and GHS pertains to the potential sale of up to 1,140,380,240 shares of our common stock as detailed below. The Purchase Agreement supersedes a prior financing dated March 22, 2024 agreement with GHS, which expired on March 24, 2025, that extends the GHS financing arrangement for an additional two-year term, now expiring on May 27, 2027, however, the other terms in the March 22, 2024 agreement are identical to the May 27, 2027 agreement.

Pursuant to the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations contained therein, to direct GHS, by delivery of a purchase notice (a “Purchase Notice”) to purchase (each, a “Purchase”) over the 24 month term of the Purchase Agreement, a minimum of $10,000 and up to a maximum of $1,500,000. Puts are further limited to the Investor owning no more than 4.99% of the outstanding stock of the Company at any given time. Pursuant to the Purchase Agreement, the aggregate value of the Purchase Shares sold to GHS may not exceed $30,000,000. Each Purchase Notice will set forth the Purchase Price and number of Purchase Shares in accordance with the terms of the Purchase Agreement. The maximum dollar amount of each Put will not exceed 250% of the average daily trading volume for the common stock during the 10 consecutive trading days preceding the Put Notice Date.

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The Purchase Price is defined in the Purchase Agreement as 80% of the Market Price. If the average Closing Price for the Common Stock during the three (3) trading days preceding a Put Notice is equal to or greater than one cent ($.01) per share, the applicable Purchase Price shall equal eighty five percent (85%) of the Market Price. Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall equal 90% of the lowest Volume Weighted Average Price for the Common Stock during the Pricing Period, subject to a floor of $2.00 per share, below which the Company shall not deliver a Put.

The Purchase Agreement prohibits GHS from purchasing any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by GHS would result in GHS having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock. There are no trading volume requirements or restrictions under the Purchase Agreement and we will control the timing and amount of any sales of its common stock to GHS.

We may not deliver a Purchase Notice to GHS and GHS is not obligated to purchase the Purchase Shares unless each of the following conditions are satisfied: there is an effective Registration Statement; the Common Stock is listed or quoted for trading on the Principal Market; we are not in breach of in default of the Purchase Agreement or Registration Rights Agreement; no injunction has been issued prohibiting the purchase of the or the issuance of the Securities; and the issuance of the Securities does not violate the Principal Market requirements.

The Purchase Agreement is for a term of twenty four months but may terminate earlier on the date that GHS has purchased the aggregate Offering Amount of $30,000,000 of the Purchase Shares that are sold to GHS. We and GHS each have the right to terminate the Purchase Agreement at any time upon thirty days-notice. The Purchase Agreement will be suspended and remain suspended if any of the following events occur: if our Common Stock is suspended by the applicable authority, our Common Stock ceases to be quoted; we breach a representation, warranty, covenant in the Purchase Agreement;, and upon the occurrence of bankruptcy proceedings by or against us.

Subject to the foregoing, actual sales of Purchase Shares to GHS under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our operations.

Prior Issuances with GHS

We have issued a total of 4,838,393,916 Common Stock Shares to GHS, as follows:

●	From July 11, 2023 to December 31, 2023, we issued 1,889,550,000 common stock shares to GHS pursuant to the March 22, 2023 Equity Financing Agreement.
●	From January 1, 2024 to December 31, 2024, we issued 2,948,843,916 common stock shares to GHS pursuant to the March 22, 2023 Equity Financing Agreement.
●	From January 1, 2025 to April 26, 2025, we did not issue any common stock shares to GHS.

Agreement with JH Darbie & Company

September 24, 2023 Placement Agent Agreement

We have a September 24, 2023 Placement Agreement with JH Darbie & Company (“Darbie”) to introduce third party investors to us for which we are obligated to pay Darbie: (a) upon consummation of the closing of a financing on our behalf, a finder’s fee in cash equal to 8% of the gross proceeds of an equity/convertible security (4% of for Equity Lines of Credit) and/or cash equal to 3% of the gross proceeds of a non-convertible debt transaction; (b) pay Darbie non-callable warrants equal to 8% warrant coverage of the amount raised (0% warrant coverage for Equity Lines of Credit. In conjunction with (b), the warrants will entitle the holder to purchase our securities at a purchase price equal to 120% of the introduced party’s exercise price of the transaction or the public market closing price of our common stock on the date of the transaction, whichever is lower.

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RISK FACTORS

Risks Related to Our Business

Our business is at an early stage, and we have not yet generated any profits.

RAD I, our primary operating subsidiary, was formed in 2016 and made its first sale in 2016. Accordingly, we have a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as we make significant investments in research, development and product opportunities, we react to developments in our market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements of which this prospectus is a part have been prepared on a going concern basis. We may be unable to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our financial results will fluctuate in the future, which makes them difficult to predict.

Our financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon our past financial results as indicators of future performance. In addition, you should consider the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including, but not limited to the following:

●	our ability to maintain and grow our client base;

●	clients suffering downturns, financial instability or becoming subject to mergers or acquisitions;

●	our ability to develop and introduce new products and the ability of our competitors to do the same;

●	our ability to maintain gross margins and operating margins;

●	increases in marketing, sales, service and other operating expenses incurred in expanding our operations and remaining competitive;

●	changes affecting our suppliers and other third-party service providers;

●	adverse litigation judgments, settlements, or other litigation-related costs; and

●	changes in business or macroeconomic conditions, including regulatory changes.

We have a limited number of deployments and our success depends on an unproven market.

The market for advanced physical security technology is relatively new and unproven and is subject to risks and uncertainties. In order to grow our business and extend our market position, we will need to place into service additional robots, expand our service offerings, and expand our presence. Our ability to expand the market for our products depends on a number of factors, including the cost, performance and perceived value associated with our products and services. Furthermore, the public’s perception of the use of robots to perform tasks traditionally reserved for humans may negatively affect demand for our products and services. Ultimately, our success will depend largely on our customers’ acceptance that security services can be performed more efficiently and cost effectively through the use of our robots and ancillary services, of which there can be no assurance.

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We cannot assure you that we can effectively manage our growth.

Our business growth and expansion and additional products, which create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As we continue to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may be inadequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we implement more complex organizational and management structures consistent with our growth, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

Our costs may grow more quickly than our revenues, harming our business and profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings, expand production capabilities and hire additional employees. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory, marketing and product deployments as well as costs associated with customer support in the field. Our expenses may be greater than we anticipate, which would have a negative impact on our financial position, assets and ability to invest further in the growth and expansion of our business.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the continued services and performance of key members of the management team, in particular, founder and Chief Executive Officer, Steven Reinharz, Chief Financial Officer, Anthony Brenz, and RAD I Chief Executive Officer, Mark Folmer. While we currently have employment agreements with Messrs. Reinharz and Brenz, we do not have any employment agreements in place with our other officers. If we cannot call upon Messrs. Reinharz and Mr. Brenz or Mark Folmer or other key management personnel for any reason, our operations and development could be harmed. We have not yet developed a succession plan. Furthermore, as we grow, we will be required to hire and attract additional qualified professionals such as accounting, legal, finance, production, service and engineering experts. We may be unable to locate or attract qualified individuals for such positions, which will affect our ability to grow and expand our business.

Because our Board of Directors does not currently have an audit committee, compensation committee, nomination committee, or any other form of corporate governance committee, shareholders will have to rely on our only director, who is not independent, to perform these functions.

We do not have an audit committee, compensation committee, nomination committee, or any form of corporate governance committees that includes any independent members. Instead, the Board of Directors performs these functions as a whole. As a result, we do not receive the independent advice of other persons.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. As of the date of this report, there are no patents filed on our behalf. We plan to file various applications in the United States for protection of certain aspects of its intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we intend to operate in the future. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we plan to take measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those offered through RAD I and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to mimic our service and methods of operations more effectively. Any of these events could have a material adverse effect on our business and financial results.

Economic factors generally may negatively affect our operations.

We are subject to the general risks of the marketplace where we conduct business. Our results of operations will depend on a number of factors over which we have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on our business. For these and other reasons, no assurance of profitable operations can be given.

General political, social and economic conditions can adversely affect our business.

Demand for our products and services depends, to a significant degree, on general political, social and economic conditions in our markets. Worsening economic and market conditions, downside shocks, or a return to recessionary economic conditions could serve to reduce demand for our products and services and adversely affect our operating results. In addition, an economic downturn could impact the valuation and collectability of certain long-term receivables held by us. Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

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The future reoccurrence of the COVID-19 pandemic could adversely affect our business, financial condition and results of operations.

A future COVID-19 pandemic, including the emergence of variants for which vaccines may not be effective, may negatively affect our business by causing or contributing to, among other things:

●	Higher shipping costs and longer shipping times, especially for shipments from China and Europe;

●	Limited access to parts needed for our products due to the ongoing issues with global chip supply, which may affect our ability to meet our production goals;

●	Higher labor costs due to a diminished supply of potential employees and higher employee recruitment and retention costs; and

●	Disruptions in production due to employees becoming ill from Covid.

The extent of COVID-19’s effect on our operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic, our continued ability to manufacture and distribute our products, any future government actions affecting consumers and the economy generally, changing economic conditions and any resulting inflationary impacts, as well as timing and effectiveness of global vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. Although the potential effects that COVID-19 may continue to have on us are not clear, these effects could materially adversely affect our business, financial condition and results of operations.

Our business is subject to data security risks, including security breaches.

Our products employ technologies that are subject to various data security risks including security breaches and hacking, and we cannot guarantee that our products may not be negatively affected by these risks causing them to suffer damages. We use wireless data carrier providers to transmit data and information of all kinds, and those wireless providers may suffer security breaches that release our confidential information. The occurrence of the foregoing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition, and results of operations.

Our business success depends on large part on the success of our efforts to lease our products through dealerships.

Although we engage in some direct sales to potential customers, our primary focus is on leasing its robots to end-users through dealers that market to firms providing security guard and integrated security services. We believe our model based on partnerships with these dealers is valuable and currently has such partnerships with over twenty dealers, with plans to sign on additional dealers. However, there can be no assurance that we can successfully secure agreements with dealerships for the use of our products, which could materially impair our sales, financial condition, and business prospects.

We currently face competition and may face additional competition in the future; if we are unable to compete effectively, our business prospects and operations will be harmed.

RAD I’s re-entry into the mobile security robotics market presents us with two potential competitors. Knightscope, Inc., states that it has available one outdoor security robot called the ‘K5’ and has another outdoor robotic device under development, the ‘K9’. Cobalt Robotics Inc., offers an indoor robotic device that is designed to perform various security functions. Although either or both of these companies may create direct competition to RAD I’s products, neither of these companies has a mobile robot that performs the breadth of duties that can be performed by ROAMEO. We are also aware of other companies that are already active in our industry and other companies that are developing physical security technology in the U.S. and abroad that may potentially compete with our technology and services. These, or additional new, competitors may have more resources than we do or may be better capitalized, which may give them a significant advantage because they may be able to offer better pricing, survive an economic downturn or reach profitability compared with us. We cannot guarantee that we will be able to compete successfully against existing or emerging competitors. In addition, existing private security firms may also compete on price by lowering their operating costs, developing new business models or providing other incentives. We cannot give any assurance that we can adequately compete with existing or new competitors, and additional attempts to compete could lead us to expend additional funds toward our marketing efforts and further adversely affect our business operations.

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Our ability to operate and collect digital information on behalf of our clients is dependent on the privacy laws of jurisdictions in which our machines operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets.

Our robots collect, store, and analyze certain types of personal or identifying information regarding individuals that interact with the machines. While we maintain stringent data security procedures, the regulatory framework for privacy and security issues is rapidly evolving worldwide and is likely to remain uncertain for the foreseeable future. Federal and state government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, which in turn affect the breadth and type of features that we can offer to our clients. In addition, our clients have separate internal policies, procedures and controls regarding privacy and data security with which we may be required to comply. Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted or applied in a manner that is inconsistent with our current data management practices or the features of our products. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws and regulations, our business may be harmed.

Our success depends on the growth of our industry, most specifically on the growing adoption and use of physical security technology in general and the adoption and use of our products.

The market for our products and for physical security technology in general is relatively new and unproven and is subject to many risks and uncertainties. Our ability to gain growing market acceptance and adoption of our products depends on the market’s acceptance of physical security technology in general. If we are unable to increase acceptance of our products, and if the market for physical security technology generally does not develop as we hope, we will not be able to sell our products, which would adversely affect our financial performance.

Risks Related to our Securities

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Our common stock shareholders do not have voting control over us due to the rights granted to holders of our Series E Convertible Preferred Stock.

Steven Reinharz, our Chief Executive Officer, is currently the holder of all 3,350,000 shares of our Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock holds 2/3rds of the voting power of all shareholders at any time that corporate action requires a vote of shareholders. As a result, holders of common stock do not have voting control over the Company.

Because we are a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or(ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze our results of operations and financial prospectus in comparison with other public companies.

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To fund our operations, we may conduct further offerings in the future, in which case our common stock may be diluted.

To fund our business operations, we anticipate continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. Our failure or inability to raise capital when needed or on terms acceptable to us and our shareholders could have a material adverse effect on our business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

We have and may in the future utilize debt financing to fund our operations.

If we undertake debt financing to fund our operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to us, if at all. Our failure or inability to obtain financing when needed or on terms acceptable to us and our shareholders could have a material adverse effect on our business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

●	our operating and financial performance and prospects;

●	our quarterly or annual earning or those of other companies in the same industry;

●	sales of our common stock by our management;

●	public reaction to our press releases, public announcements and filing with the SEC;

●	changes in earnings estimates or recommendations by research analysts who track common stock or the stock of other companies in the same industry;

●	strategic actions by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles; and

●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if we came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

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Our shares of common stock are subject to the SEC’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for holders of common stock to sell their shares.

Penny stocks are generally defined as equity securities with a price of less than $5.00. Because our common stock trades at less than $5.00 per share, we are subject to the SEC’s penny stock rules that require a broker-dealer to deliver extensive disclosure to its customers before executing trades in penny stocks, not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, and provide monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, unless the broker-dealer is otherwise exempt, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction before the sale. As a general rule, an individual with a net worth over $1,000,000 or an annual income over $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of shares of our common stock. These disclosure requirements may reduce the trading activity of our common stock, which may make it more difficult for shareholders of our common stock to resell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

We do not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. Our dividend policy will be reviewed from time to time by our Board of Directors in the context of its earnings, financial condition and other relevant factors. Until we pay dividends, which we may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our business is at an early stage, and we have not yet generated any profits.

RAD I, our primary operating subsidiary, was formed and made its first sale in 2016. Accordingly, we have a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as we makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment in us.

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Due to his ownership of Series E Preferred Stock, our Chief Executive Officer has voting rights equal to 66-2/3% of the voting rights held by all of our outstanding capital stock, giving him substantial control over our business and affairs and creating actual or potential conflicts of interests between his interests and the interests of the shareholders.

Our Chief Executive Officer holds 3,350,000 shares of Series E Preferred Stock. Because the Series E Preferred Stock has voting rights equal to 66-2/3% of the voting rights held by all of our outstanding capital stock, he has voting control over any matter to be voted upon by the shareholders of the Company, allowing him to exercise substantial control over our business and affairs. Moreover, his ownership of the Series E Preferred Stock creates the potential for conflicts of interest between his interests and the interests of the shareholders holding junior shares, including those holding common shares.

The Chief Executive Officer’s ownership of Series F Preferred Stock permits him to convert the Series F Preferred Shares into a multiple of shares of the then-outstanding common stock. Any such conversion of his Series F Preferred Shares would cause substantial dilution of the shares of common stock held by our common stock shareholders.

The Chief Executive Officer owns 2,450 shares of Series F Preferred Stock. The Series F Preferred Stock is convertible at the option of the holder into a multiple of the then-outstanding shares of common stock. The Chief Executive Officer’s conversion of shares of Series F Preferred Stock into common stock would substantially dilute the outstanding shares of common stock held by the common stock shareholders.

RISKS RELATED TO THE EQUITY FINANCING AGREEMENT WITH GHS

Should GHS sell the shares being registered herein or some lesser material amount pursuant to the Equity Financing Agreement and/or the Securities Purchase Agreement, , sales of our Shares into the open market may cause material decreases in our stock price and decrease the percentage ownership of shares held by our other  shareholders.

The shares of our common stock that are being registered herein may be sold into the market by GHS, thereby causing dilution of the shares and material  stock price declines.  Additionally, the respective percentage ownership held by each of our shareholders will materially decrease as a result of GHS sale of one billion shares  or a lesser material share amount.

Funding from the Purchase Agreement and the Securities Purchase Agreement may be limited or insufficient to fund our operations or to implement our strategy.

Under our Purchase Agreement with GHS, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct GHS to purchase up to 1,140,380,240 shares of our common stock over a 24-month period. Under our Securities Purchase Agreement with GHS. Factors may negatively affect the amount of proceeds we receive, including our share price, discount to market, and other factors relating to our common stock.

There can be no assurance that we will be able to receive all or any of the total commitment from GHS because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause GHS to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or GHS to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by GHS of more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder). Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to GHS under the Purchase Agreement. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Purchase Agreement, and the registration statement of which this prospectus is a part, which covers the resale of up to 6,000,000,000 shares that may be issuable pursuant to draw downs under the Purchase Agreement.

The extent to which we rely on GHS as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from GHS were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all one billion one hundred forty million three hundred eighty thousand two hundred forty (1,140,380,240) shares of common stock under the Purchase Agreement with GHS, we will still need additional capital to fully implement our current business, operating plans, and development plans.

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You may experience future dilution as a result of this offering or future equity offerings.

We are registering for resale one billion shares that we may sell to GHS under the Purchase Agreement, which GHS may sell in the open market or in private transactions. Sales of our common stock shares under the Purchase Agreement may cause the material declines in the trading price of our common stock.

The Selling Stockholder will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Selling Stockholder GHS pursuant to the Purchase Agreement will be purchased at a discount to the closing price of the shares of our common stock during the applicable pricing period. The Selling Stockholder has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If GHS sells the shares, the price of our common stock could decrease. If our stock price decreases, GHS may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We may use the net proceeds from sales of our common stock to GHS pursuant to the EFA in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to GHS pursuant to the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to GHS pursuant to the Purchase Agreement. Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to GHS pursuant to the Purchase Agreement. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to GHS pursuant to the Purchase Agreement to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to GHS pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from sales of common stock to GHS pursuant to the Purchase Agreement effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the Selling Stockholder. However, we will receive proceeds from the sale of our common stock to Selling Stockholder pursuant to the Financing Agreement. The proceeds from our exercise of the Put right pursuant to the Financing Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for such other corporate purposes as the Board deems to be in our best interests. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the proceeds we may receive. Accordingly, we will have broad discretion in the way that we use these proceeds.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to an aggregate of one billion shares of our common stock.

The Purchase Shares are being registered to permit public sales of such securities, and the selling stockholder may offer the Purchase Shares for resale from time to time pursuant to this prospectus. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of their Purchase Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of such securities.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, and the number of shares of our common stock beneficially owned by the selling stockholder before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. The selling stockholder has not had any material relationship with us or any of our predecessors or affiliates within the past three years.

We have assumed all of the Purchase Shares reflected offered hereunder will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the Purchase Shares listed in the table below, no estimate can be given as to the amount of those Purchase Shares covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares Offered	Number of Shares owned After Offering		Percentage of Shares Owned After Offering
GHS Investments, LLC			0	*	0	*

*	The Maximum Number of Shares Offered is comprised of: (a) ( ) shares being registered herein with respect to the Equity and Financing Agreement. Assumes that all of the Purchase Shares held by the selling stockholder covered by this prospectus are sold and that the selling stockholder acquires no additional shares of common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of their Purchase Shares, no definitive estimate can be given as to the number of Purchase Shares that the selling stockholders will ultimately offer or sell under this prospectus. Mark Grober exercises dispositive power over the shares. GHS maintains an office at 420 Jericho Turnpike, Suite 102, Jericho, NY 11753.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of our common stock on OTC Pink or any other stock exchange, market officers existing as of the time of such repeal or modification trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

●	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions.

GHS is an underwriter within the meaning of the Securities Act with respect to the purchase shares, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to GHS under the GHS Purchase Agreement. Neither the GHS Purchase Agreement with GHS nor any rights of the parties under the GHS Purchase Agreement may be assigned or delegated to any other person.

The Purchase Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Purchase Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Purchase Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder

BUSINESS

Business Overview

Robotic Assistance Devices, LLC was incorporated in the State of Nevada on July 26, 2016, as an LLC and was founded by current President and CEO, Steve Reinharz. Mr. Reinharz has 30+ years in various leadership/ownership roles in the security industry and was part of a successful exit to a global multinational security company in 2004. Mr. Reinharz started his first security integration company in 1996, which grew to 30+ employees before closing that company in 2003. In 2017, Robotic Assistance Devices LLC converted to a C Corporation, Robotic Assistance Devices, Inc. (“RAD”), through the issuance of 10,000 common shares to its sole shareholder.

Artificial Intelligence Technology Solutions Inc. (formerly known as On the Move Systems Corp.) (“AITX” or the “Company”) was incorporated in Florida on March 25, 2010, and reincorporated in Nevada on February 17, 2015. On August 24, 2018, On the Move Systems Corp. changed its name to Artificial Intelligence Technology Solutions Inc. (“AITX”).

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In 2017, AITX acquired all the ownership and equity interests in RAD (the “Acquisition”). Before the Acquisition, AITX’s business focus had been transportation services, and AITX was exploring the on-demand logistics market by developing a network of logistics partnerships. After the Acquisition, AITX shifted its business focus to align with RAD’s mission. Since that time, AITX has been engaged in pursuing the delivery of artificial intelligence (AI) and robotic solutions for operational, security, and monitoring needs. More specifically, the Company is focused on applying advanced AI-driven technologies, paired with multi-use hardware and supported by custom software and cloud services, to intelligently automate and integrate a variety of high-frequency security, concierge, and operational tasks.

Since substantially all of AITX’s operations were disposed of with the transaction’s consummation, the Acquisition was treated as a reverse recapitalization effected by a share exchange for financial accounting and reporting purposes. AITX recorded no goodwill or other intangible assets as a result of the Acquisition. RAD is treated as the accounting acquirer as its stockholders control the Company after the Acquisition, even though AITX was the legal acquirer. Therefore, the assets, liabilities, and historical operations reflected in these financial statements are those of RAD as if RAD had always been the reporting company.

RAD’s solutions are generally offered as a recurring monthly subscription, typically with a minimum 12-month subscription contract. RAD also sells their units and the client that RAD has had longest opts to do this. RAD’s solutions are expected to earn over 75% gross margin over the life of each deployed asset when under subscription and over 50% gross margin when sold. Specifically, RAD provides workflow automation solutions delivered through a system of hardware, software and cloud services. All elements of hardware and software design offered by RAD are 100% designed, developed and owned by RAD.

Steve Reinharz, founder of RAD and single largest equity owner of AITX, became CEO on March 2, 2021.

The Problems that AITX Solves

The labor model is collapsing.

●	Security staffing is expensive, hard to fill, and impossible to scale with growing demand.

Human response is too slow for modern threats.

●	Incidents happen in seconds. Manual detection and delayed reaction put people, property, and reputations at risk.

Most security roles were never built for people.

●	Watching dozens of cameras, identifying anomalies, escalating threats, these tasks are better suited for machines that never fatigue.

Legacy systems are fragmented and reactive.

●	Disconnected devices, siloed alerts, and manual workflows prevent true situational awareness or intelligent action.

There’s no “autonomous layer” in physical security.

Every other industry, logistics, manufacturing, finance, has automated routine operations. Physical security is still lacking automation.

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Executive Summary

AITX is a pioneer in practical AI deployment, offering proven, revenue-generating solutions that address long-standing inefficiencies in the security and facility management industries. While many companies are still conceptualizing how AI and generative AI might apply, AITX is actively delivering results through its suite of intelligent, autonomous devices and platforms.

At the core of these solutions is SARA, the Company’s Agentic AI platform. SARA enables autonomous detection, decision-making, and voice-driven response, setting AITX apart from passive monitoring systems and advancing the capabilities of modern security technology.

AITX represents a compelling opportunity in a high-growth industry driven by rising demand for smarter, more efficient alternatives to traditional security models.

Simply put, AITX is redefining how security and safety is deployed.

“AITX isn’t following trends, it’s setting them, delivering intelligent security where traditional models can’t keep up.”

Steve Reinharz, CEO/CTO, AITX

Market Focus

Targeting the global security and facility management markets as they approach $1 trillion in size according to Steve Reinharz.

Proven Deployment

Multiple revenue-generating products currently deployed across commercial and public sectors.

Tech Advantage

Agentic AI SARA and other AITX solutions enable real-time, autonomous engagement and decision-making.

Real-World Validation

AITX technologies are delivering measurable impact. From reducing incidents and lowering operational costs to improving safety and response times, RAD deployments are earning strong praise from clients across multiple industries. These endorsements highlight more than just satisfaction. They reflect a broader industry shift toward intelligent, automated security solutions that outperform legacy approaches.

Large Southeast Hospital Network

“Our staff feels safer now that they’re protected by RAD Light My Way. There have been no serious incidents since the installation of the system.”

— David Pope, Chief Operating Officer, Scotland Memorial Hospital

Global Logistics Leader

“By combining our logistics expertise with RAD’s innovative robotics, we’ve deployed even more cost-effective solutions that didn’t exist just a few years ago.”

— Thomas Nelson, Senior Director of Security at GXO

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Innovated RAD Channel Partner

“With RAD’s help, we’ve customized an innovative 24-hour solution by decreasing the reliance on manpower and leaning more into RAD’s available technology.”

— Justin Frazer, Director of Systems, EPIC Security Works

Leading Electronics Distributor

“AVA provides us with what we need for efficient access control. Its ability to effortlessly process deliveries and shipments, along with its video and data records, keep us apprised of what is coming in and going out of our gates in real time.”

— Eddie Cabana, Senior Manager, Safety & Security, Ingram Micro

RAD Authorized Dealer

“RAD solutions are what the security industry needs right now. We expect to save this client close to $300,000 over the next three years with just two ROSAs.”

— Chris Daniels, Director of Sales and Marketing, USA Security

Southern California Car Rental Location

“Thanks to the ROSA units, we’ve addressed all sorts of issues. Damage to vehicles, graffiti on the exterior of the building, that’s all gone since we put the ROSAs in.”

— Sean Perez, General Manager, Midway Car Rental

Products + Solutions

AITX delivers a comprehensive portfolio of AI-powered security technologies, combining intelligent hardware and advanced software to modernize how security is deployed, managed, and experienced. Each solution is designed to operate independently or as part of an integrated system, enabling scalable and cost-effective protection across a wide range of industries.

AITX delivers a comprehensive portfolio of AI-powered security technologies, combining intelligent hardware and advanced software to modernize how security is deployed, managed, and experienced. Each solution is designed to operate independently or as part of an integrated system, enabling scalable and cost-effective protection across a wide range of industries. Powering this ecosystem is SARA, AITX’s Agentic AI platform, which empowers devices to detect, decide, and respond in real time.

Why Our Robots Have Names Like ROAMEO and TOM

At AITX, we believe security technology doesn’t have to feel cold or sci-fi. Thats why many of our solutions have names that sound more like teammates than machines. Whether its ROAMEO patrolling a corporate campus or TOM greeting visitors at the front desk, these names help humanize our devices, making them more approachable and easier to embrace. We’re building robots for the real world, not a movie set.

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Mobile Solutions

ROAMEO

RADDOG

HERO

Access and Entry

AVA

TOM

Stationary Solutions

ROSA

RIO

RADCam

RAM

Software and Intelligence

SARA
Agentic AI

ROSS

Firearm Detection

SARA™

Speaking Autonomous Responsive Agent (Agentic AI)

SARA is AITX’s Agentic AI, intelligent voice and decision-making platform. Powered by large language models, SARA gives RAD devices the ability to speak, listen, and interpret, and take action based on real-time situations.

Primary Use Cases

●	Remote video monitoring replacement

●	Command center automation

●	AI-powered escalation and deterrence

●	Interactive access control and public engagement

Market Impact

SARA is the brain behind the Company’s next-gen devices, enabling AITX to disrupt the $3 billion remote monitoring industryi, and the entire $50 billion security industryii. As deployments grow, so does the adoption of SARA-powered autonomy, fueling recurring software revenue and opening up new verticals.

Competitive Advantage

Unlike static analytics or scripted alerts, SARA can adapt, engage dynamically, and respond intelligently to a wide variety of human behavior. No other security solution on the market combines voice AI, situational logic, and autonomous action at this scale.

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Industry Recognition

SARA received top honors at ISC West 2025, winning both Judges Choice and Best in Threat Detection and Response Solutions in the prestigious Security Industry Associations New Product Showcase. These accolades underscore the industry’s recognition of SARA as a category-defining solution that reshapes how remote monitoring is delivered.

Market Size

The global market for AI agents is accelerating rapidly, growing from $5.4 billion in 2024 to a projected $50.3 billion by 2030 at a compound annual growth rate of 45.8%iii. In the United States alone, the sector is expected to grow from $1.6 billion to $13.5 billion over the same periodiv. This extraordinary expansion reflects a shift toward intelligent, autonomous systems that actively engage, assist, and perform, exactly the kind of functionality delivered today by AITX’s SARA platform.

The Emergence of Agentic AI

The security industry is beginning to experience what the tech world has been forecasting for years: the rise of Agentic AI. Unlike traditional AI tools that offer suggestions or basic automation, Agentic AI systems perceive their environment, make decisions, take action, and adapt over time with minimal human involvement.

At AITX, this is not theoretical. It is happening now.

Agentic AI powers devices that do more than follow a script. They observe, assess, engage, escalate, and interact in real time. Whether it is a security device initiating a voice deterrent or an AI agent managing visitor access, these systems replace manual intervention with autonomous action that is consistent, immediate, and intelligent.

SARA, the Speaking Autonomous Responsive Agent, is a leading example of this approach in practice. Through conversational AI, layered decision making, and integration with both analytics and cloud infrastructure, SARA enables RAD, and other devices to perform as active participants in a security workflow.

As businesses and institutions face growing security challenges, shrinking labor pools, and rising costs, Agentic AI is emerging as the most scalable and sustainable answer. It does not just monitor. It responds.

AITX is at the forefront of this transformation, bringing real-world, field-proven Agentic AI to clients across commercial, public, and residential sectors.

“Agentive AI changes the relationship between humans and machines. AI doesn’t just assist, it now observes, decides, and acts on our behalf - faster, more accurately, and more consistently.”

Steve Reinharz, CEO/CTO, AITX

i Verified Market Reports, “Solar Camera Trailer Market Size, Industry Trends & Forecast 2033,” March 2025

https://www.verifiedmarketreports.com/product/solar-camera-trailer-market/

ii National Equipment Register, “July 4th Heavy Equipment Theft Trends and Security Tips 2023,” June 2023.

https://www.ner.net/wp-content/uploads/2023/06/NER-July-4th-Theft-Trends-and-Security-Tips-2023.pdf

iii Grand View Research, “Access Control Market Size & Share | Industry Report, 2030,” 2024

https://www.grandviewresearch.com/industry-analysis/access-control-market-report

iv Grand View Research, “Visitor Management System Market Size & Share Report, 2030,” 2024

https://www.grandviewresearch.com/industry-analysis/visitor-management-system-market-report

17

ROSA™

Responsive Observation Security Agent

ROSA is a compact, self-contained security device that provides autonomous deterrence, detection, and response. It combines visual analytics, audio engagement, and AI-driven escalation in a sleek, visible form factor. SARA, AITX’s Agentic AI platform, is integrated into every ROSA unit, enabling it to interpret activity, make decisions, and respond in real time without human intervention.

Primary Use Cases

●	Perimeter and property protection

●	Firearm detection and response

●	Entry point monitoring

●	Loitering and trespassing deterrence

Market Impact

ROSA is AITX’s most deployed solution to date, generating recurring monthly revenue (RMR) with every unit. It serves as the foundation for other devices, including RIO and RAM, and has been credited with stopping crimes before they escalate.

Competitive Advantage

ROSA replaces the cost and complexity of security guards or video monitoring services. With onboard AI, two-way communication, and autonomous actions, it outperforms legacy cameras and passive systems by actively preventing incidents, not just recording them. With SARA embedded, ROSA gains the ability to assess context, escalate appropriately, and respond with precision.

Industry Recognition

ROSA has earned widespread acclaim across the security industry. It was selected as a winner of the CBRE Innovation Challenge, recognizing breakthrough technologies in commercial real estate. At the 2021 ASTORS Awards by American Security Today, ROSA was named Best Robotic Perimeter Protection and Best Motion Detection Solution. It has also been honored as a Security Today New Product of the Year, further validating its role as a transformative security solution for real-world applications.

Market Size

The global video surveillance market was valued at $54.42 billion in 2024 and is projected to reach $88.71 billion by 2030, growing at a compound annual growth rate of 8.5%v. Within that space, AI-driven surveillance is emerging as a key growth segment, estimated at $6.51 billion in 2024 and expected to grow at a CAGR of 28.1% to reach $28.76 billion by 2030vi. This rapid acceleration underscores the demand for intelligent, real-time monitoring solutions, positioning AITX and devices like ROSA at the center of the industry’s evolution.

Market Drivers

-Rising Security Concerns:

Increasing incidents of theft, vandalism, and other security breaches are prompting businesses to invest in advanced surveillance solutions.

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-Technological Advancements:

The integration of Agentic AI and machine learning in surveillance systems enhances real-time monitoring and threat detection capabilities.

v Market Research Future, “Smart Home Security Camera Market Outlook, Size Share & Growth Forecast 2025-2034,” 2025

https://www.marketresearchfuture.com/reports/smart-home-security-camera-market-33370

vi Custom Market Insights, “Global Security Robots Market Size, Share & Trends Analysis Report, 2025–2034.”

https://www.custommarketinsights.com/report/security-robots-market/

RIO™

ROSA Independent Observatory

RIO is a portable, solar-powered security tower that includes a single or dual ROSA unit mounted atop a solar panel trailer. Designed for rapid outdoor deployment, it delivers high-visibility deterrence and autonomous response in locations where traditional infrastructure is impractical or too costly. With SARA, AITX’s Agentic AI platform, embedded through each ROSA unit, RIO operates with intelligent decision-making, real-time escalation, and autonomous voice intervention.

Primary Use Cases

●	Retail parking lots

●	Construction site security

●	Healthcare and hospital perimeters

●	Logistics yards and distribution centers

●	Public events and temporary high-risk zones

Market Impact

RIO is one of AITX’s fastest-growing product categories, especially in the retail, construction and healthcare markets. Its rapid deployment model aligns perfectly with temporary or high-turnover environments. Each RIO includes one or two ROSA devices, compounding recurring revenue through bundled subscriptions.

Competitive Advantage

RIO, with its single or double ROSA units, eliminates the need for expensive guard posts or legacy, non-AI trailer systems. With SARA integrated into each unit, RIO delivers autonomous detection, analysis, and engagement, redefining what portable perimeter security should be.

Notable Deployments

Hundreds of RIO units are actively deployed across the United States, protecting a wide range of environments. These include logistics hubs, healthcare campuses, construction sites, solar farms, municipalities, and urban districts such as CIDs and BIDs.

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Market Size

The global solar camera trailer market was valued at $1.2 billion in 2024 and is projected to reach $2.5 billion by 2033, growing at a CAGR of 8.9% from 2026 to 2033vii.

This growth is driven by increasing demand for portable surveillance solutions across sectors like construction, public safety, and infrastructure.

Market Drivers

-Rising Equipment Theft:

The U.S. construction industry reported a 12% year-over-year increase in equipment theft in 2023viii, accelerating demand for solar-powered surveillance systems.

-Cost Efficiency:

Deploying solar surveillance trailers can reduce guarding costs significantly. For instance, hiring a solar surveillance trailer with live monitoring services costs around $1,000 a month, compared to up to $40,000 a month for traditional security guards.

vii Fact.MR, “Autonomous Patrolling Robot Market Outlook, 2023–2033.”

https://www.factmr.com/report/autonomous-patrolling-robot-market

viii Market Research Intellect, “Robotic Dogs Market Size and Forecast,” 2024

https://www.marketresearchintellect.com/product/robotic-dogs-market-size-and-forecast/

AVA™

Autonomous Verified Access

AVA is a smart gate security solution that manages vehicle entry using AI-powered license plate recognition, two-way voice interaction, and cloud-based authorization. It replaces or enhances traditional guard shacks by automating entry verification. Integrated with SARA, AITX’s Agentic AI platform, AVA performs real-time analysis, verifies credentials, and engages drivers through intelligent voice interaction.

Primary Use Cases

●	Distribution centers and logistics hubs

●	Gated residential communities (with HOAP)

●	Corporate and industrial campuses

●	Commercial and multi-tenant properties

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Market Impact

AVA expands AITX’s footprint into both residential and commercial access control, delivering recurring revenue while solving the high costs and labor challenges of manned entry points. AVA’s success has driven adoption of HOAP, the Homeowners Association Platform, a full-featured resident and guest access platform. Through HOAP, HOAs can issue digital passes, receive entry notifications, and manage visitor logs from any device. With SARA integrated, AVA not only verifies access but also delivers voice-driven reporting and automated follow-up to ensure every interaction is documented and addressed.

Together, AVA and HOAP are on a mission to reimagine what residential gate control looks like. They replace outdated call boxes and guards in booths with intelligent, automated engagement. This modern solution enhances both security and convenience, giving communities a premium access experience without the high cost of traditional gate staffing.

Industry Recognition

AVA was recognized by the Security Industry Associations New Product Showcase Awards in the category of Access Control Software, Hardware, Devices and Peripherals. This honor reinforces AVAs position as an innovative solution in the field of automated access management.

Market Size

The global access control market is projected to grow from $10.76 billion in 2024 to $17.30 billion by 2030, reflecting a compound annual growth rate of 8.4%. In the United States, the market is expected to expand from $2.62 billion to $3.68 billion over the same period. This sustained growth underscores the shift toward intelligent, autonomous systems for managing vehicle and personnel entry, positioning AVA at the forefront of a rapidly evolving segment of physical security.

Market Drivers

-Labor Shortages:

Organizations are seeking automated solutions to manage vehicle access points, reducing reliance on human guards.

-Security Concerns:

Rising incidents of unauthorized access and the need for real-time monitoring are driving the adoption of advanced access control systems.

ix Fortune Business Insights, Humanoid Robots Market Size, Share & Trends Report, 2032”

https://www.fortunebusinessinsights.com/humanoid-robots-market-110188

TOM™

The Office Manager

TOM is an AI-powered solution that automates visitor management and front desk functions. It provides consistent engagement, credential verification, and access control without the need for onsite reception or security staff. With SARA, AITX’s Agentic AI platform, supporting every TOM unit, the system can guide interactions, assess visitor behavior, and initiate appropriate response and reporting actions in real time.

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Primary Use Cases

●	Office building entry points

●	Corporate campuses

●	Multi-tenant commercial facilities

●	Government and educational institutions

Market Impact

TOM is helping modernize how commercial spaces handle entry and access. As organizations seek ways to automate and streamline front-facing operations, TOM offers a professional, scalable, and cost-efficient alternative to staffed desks. Its ability to tie into RAD-I’s broader ecosystem increases its utility and adoption potential.

Competitive Advantage

Unlike static kiosks or basic sign-in systems, TOM combines interactive engagement, ID verification, and real-time escalation options. It enhances both the user experience and security posture, offering a comprehensive solution that adapts to high-traffic or high-security environments.

Notable Deployments

One of the world’s largest third-party logistics providers relies on TOM to manage visitor intake and processing across its North American distribution network. TOM has helped this client streamline facility access, improve accountability and enhance site-level security. This enterprise deployment showcases TOM’s scalability and its ability to meet the rigorous demands of high-volume, high-security environments.

Market Size

The global visitor management system market is projected to grow from $1.87 billion in 2024 to $4.04 billion by 2029, reflecting a 16.6% compound annual growth rate. In the United States, adoption is already strong, with the market estimated at $8.7 billionx, driven by increased demand for secure, automated, and efficient visitor access solutions.

Market Drivers

CLRASN-Shift to Hybrid Work Model:

Organizations are adopting flexible work arrangements, necessitating efficient visitor management solutions to monitor and control access.

-Operational Efficiency:

Automation of check-in processes reduces administrative burdens and improves the visitor experience.

x MarketsandMarkets, “AI in Video Surveillance Market by Offering, Deployment Type, Application, Vertical & Region – Global Forecast to 2030,” 2024

https://www.marketsandmarkets.com/Market-Reports/ai-in-video-surveillance-market-84216922.html

22

RADCam™

The Security Camera That Doesn’t Just Watch, It Responds

RADCam is an AI-powered, voice-enabled security camera designed for homeowners, property managers, and small businesses. RADCam doesn’t just record, it engages, responds, and helps resolve situations in real time.

Primary Use Cases

●	Residential home security

●	Small businesses

●	Enterprise clients

●	Gated entry points and garages

Market Impact

RADCam began as a disruptive force in the residential security market through the Company’s residential subsidiary RAD-R, offering real-time AI engagement for homeowners. Now, following strong early demand, AITX has expanded RADCam into the small-to-medium business and enterprise markets through its commercial subsidiary RAD-I. These new versions of RADCam are specifically configured to serve the unique needs of commercial properties, offices, storefronts, and large-scale deployments.

In residential settings, SARA takes the form of an ‘SOS feature’, enabling RADCam to speak, escalate, and notify in real time. In SMB and enterprise deployments, SARA is fully integrated, providing agentic decision-making, continuous interaction, and automated reporting across all monitored environments.

The SMB configuration adds enhanced detection and interaction capabilities, making it ideal for locations needing consistent security presence without adding staff. The enterprise version integrates with RADSoC, RAD-I’s command and control software, allowing centralized management across dozens or even hundreds of RADCam devices. This evolution transforms RADCam into a scalable solution that fits anywhere from the front porch to the corporate campus.

By entering these broader markets, RADCam is positioned to become a foundational element in how businesses approach autonomous security. The expansion opens up new, higher-margin revenue channels while further validating the flexibility and scalability of AITX’s AI technology..

Market Size

The global home security camera market is projected to grow from $10.51 billion in 2024 to $60.99 billion by 2034, reflecting a CAGR of 19.23%. In the U.S., the market is expected to expand from $3.02 billion in 2024 to $17.84 billion by 2034xi.

Market Drivers

-Rising Crime Rates:

An uptick in property crimes and package thefts has led homeowners and small businesses to invest in security solutions.

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-Smart Home Integration:

The proliferation of IoT devices has made it easier to integrate security cameras into existing smart home ecosystems, enhancing user convenience.

Affordability and Accessibility:

The decreasing cost of high-quality cameras has made advanced security solutions more accessible to a broader audience.

xi MarketsandMarkets, AI in Video Surveillance Market by Offering (Hardware, Software, Services), Deployment Type (On-premises, Cloud), Application (Intrusion Management, Facial Recognition, License Plate Recognition), Vertical and Region – Global Forecast to 2030, April 2024

https://www.marketsandmarkets.com/Market-Reports/ai-in-video-surveillance-market-84216922.html

ROAMEO™

Rugged Observation Assistance Mobile Electronic Officer

ROAMEO is a fully autonomous, mobile security robotic vehicle designed to patrol large outdoor spaces. Equipped with AI analytics, voice engagement, and real-time deterrence capabilities, ROAMEO performs routine security patrols without human intervention. SARA, AITX’s Agentic AI platform, is integrated to enable ROAMEO to assess situations, engage appropriately, and report autonomously as it navigates complex environments.

Primary Use Cases

●	Corporate and educational campuses

●	Distribution centers and logistics yards

●	Municipal parks and entertainment venues

●	Parking lots and stadium exteriors

Market Impact

ROAMEO represents AITX’s answer to the high cost and limitations of today’s security personnel. It is about to be deployed across public and private sectors as an alternative to guard teams in vehicles or golf carts. Demand is strong enough that AITX is currently accepting orders with scheduled deliveries expected soon, a clear indicator of market interest and confidence in ROAMEOs capabilities. Each deployment generates long-term recurring revenue and expands the Company’s position in autonomous mobile security.

Competitive Advantage

Unlike traditional security patrols or static surveillance systems, ROAMEO offers round-the-clock coverage with intelligent, autonomous decision making. It detects, speaks, escalates, and alerts, all while on the move. With SARA’s support, ROAMEO delivers contextual awareness, adaptive response, and continuous reporting, providing a modern, scalable approach to security that solves labor shortages and reduces operating costs.

An Eager Market Awaits ROAMEO

Even before its full production launch, ROAMEO has generated substantial interest across multiple sectors. With confirmed pre-sales already in place and a growing sales pipeline of qualified opportunities, the security industry is watching closely.

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Market Size

The global security robots’ market is projected to grow from $19.07 billion in 2024 to $76.67 billion by 2034, reflecting a CAGR of 14.93%xii. Specifically, the autonomous patrolling robot segment is expected to expand from $157.4 million in 2023 to $438.3 million by 2033, at a CAGR of 10.8%xiii.

Market Drivers

-Labor Cost Pressures:

Rising wages and labor shortages are prompting organizations to seek automated security solutions.

-24/7 Surveillance Needs:

The demand for continuous monitoring in large facilities and public spaces is increasing.

-Technological Advancements:

Improvements in AI, sensor technology, and mobility are enhancing the capabilities of security robots.

xii DataIntelo, AI Gun Detection System Market Report – Global Forecast 2023–2032, 2024

https://dataintelo.com/report/ai-gun-detection-system-market

xiii Verified Market Research, Commercial Security System Market Size and Forecast, 2024 Edition

https://www.verifiedmarketresearch.com/product/commercial-security-system-market/

RADDOG™ LE2

Wheeled Robotic Platform for Tactical Support and Public Safety

RADDOG LE2 is a wheeled, four-legged robotic platform developed for law enforcement and tactical applications. It delivers remote visual and audio interaction, helping agencies operate in situations that may be unsafe or inefficient for human officers. Integrated with SARA, AITX’s Agentic AI platform, RADDOG can autonomously interact, communicate, and assist officers with voice-driven commands, situational updates, and public engagement.

Primary Use Cases

●	Law enforcement patrols and crowd engagement

●	Tactical surveillance in high-risk environments

●	Community events and public safety demonstrations

●	Campus and municipal security support

Core Benefits

●	Provides officers with safe, remote situational awareness

●	Enhances public outreach with interactive engagement

●	Operates in confined or hazardous spaces

●	Adds a modern, high-tech layer to agency visibility

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Market Impact

RADDOG is already active in police departments where it serves both operational and community outreach roles. From delivering situational intel to becoming a crowd favorite at events, RADDOG LE2 bridges the gap between safety technology and public trust. With SARA embedded, RADDOG enhances real-time communication and behavioral intelligence, helping departments project both authority and approachability. Its presence enhances department image while contributing to safer, smarter operations.

Competitive Advantage

RADDOG LE2 is not a novelty robot. It combines utility with approachability, making it ideal for law enforcement agencies looking to modernize and humanize their security and public safety efforts. With growing interest from law enforcement and public safety leaders, RADDOG LE2 is quickly establishing itself as a symbol of forward-thinking policing.

Market Size

The global robotic dog market was valued at $1.2 billion in 2023 and is projected to reach $4.6 billion by 2031, growing at a CAGR of 7.1% from 2024 to 2031xiv.

Market Drivers

-Public Safety and Law Enforcement:

Law enforcement agencies are exploring robotic dogs for search and rescue missions, enhancing operational efficiency and officer safety.

Advancements in AI and Robotics:

Continuous improvements in artificial intelligence and sensor technologies are enhancing the capabilities of robotic dogs, making them more adaptable and efficient for various applications.

Increased Demand for Security:

The need for reliable and autonomous security solutions in the public sector is driving the adoption of robotic dogs for tasks like perimeter patrol, threat detection, and reconnaissance.

xiv Grand View Research, U.S. Home Security Camera Market Size, Share & Trends Analysis Report, 2024

https://www.grandviewresearch.com/industry-analysis/us-home-security-camera-market/

HERO™

Humanoid Enforcement and Response Officer

HERO is a humanoid security robot currently under development by RAD-M. Designed to operate in high-traffic environments, HERO combines autonomous movement, AI-driven engagement, and real-time incident response into a single, commanding presence. HERO will feature full integration with SARA, AITX’s Agentic AI platform, enabling advanced situational awareness, interactive communication, and dynamic escalation in public-facing environments.

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Primary Use Cases

●	Retail centers and shopping malls

●	Stadiums, arenas, and entertainment venues

●	Airports, transit hubs, and public buildings

●	Government and high-visibility corporate campuses

Core Benefits

●	Provides highly visible deterrence in sensitive public areas

●	Engages with the public using advanced conversational AI

●	Integrates with RAD-Is broader security ecosystem

●	Designed to monitor, interact, and escalate

Market Impact

Expected for release in late 2025, HERO has already generated significant buzz among security professionals, law enforcement, and the public. Its presence at trade shows and events signals AITX’s commitment to leading the next evolution in autonomous security. HERO is being engineered to address complex deployment scenarios where appearance, mobility, and communication matter just as much as detection and response.

Competitive Advantage

HERO is more than a concept. it is the embodiment of AITX’s long-term vision. No other security robot on the market offers a humanoid presence with conversational intelligence and autonomous patrol capabilities. When launched, HERO is expected to redefine what physical security looks like in the modern world.

Market Size

The global humanoid robot market was valued at $3.28 billion in 2024, projected to reach $66.0 billion by 2032, growing at a CAGR of 45.5%xv.

Within this sector, humanoid security robots like HERO have emerged as a strong niche segment, addressing the need for interactive, autonomous security solutions in various industries.

Market Drivers

-Labor Shortages and Rising Costs:

Increasing demand for automation in industries facing workforce constraints.

-Advancements in Robotics:

Enhanced capabilities in AI and sensor technologies are propelling humanoid robot development.

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-Demand for Interactive Security Solutions:

There’s a growing demand for security robots that can engage with individuals, provide assistance, and respond dynamically to situations.

xv Fortune Business Insights, Humanoid Robots Market Size, Share & Trends Report, 2032”

https://www.fortunebusinessinsights.com/humanoid-robots-market-110188

ROSS™

RAD Operations System Software

ROSS is RAD-I’s software platform that revitalizes legacy IP security cameras by integrating them into an intelligent, AI-powered ecosystem. It transforms passive devices into proactive security tools with capabilities like object detection, license plate recognition, loitering alerts, and real-time response automation. With SARA on ROSS’ side, these upgraded devices gain the ability to escalate alerts, communicate autonomously, and support voice-driven response workflows.

Primary Use Cases

●	Upgrading legacy security camera infrastructure

●	Integrating outdated systems with modern analytics

●	Enabling intelligent threat detection across large facilities

●	Reduces the need for costly hardware replacements

Core Benefits

●	Adds RAD-level AI analytics to existing IP security cameras

●	Enables real-time alerts via SMS or automated systems

●	Supports escalating, customizable response workflows

●	Connects to the broader RAD ecosystem for integration

Market Impact

ROSS allows organizations to maximize their current infrastructure investment while elevating security performance. It extends the life and relevance of installed cameras by equipping them with todays most advanced AI tools. For clients hesitant to replace entire camera networks, ROSS provides a smart, budget-conscious path to modernization.

Competitive Advantage

Where most analytics platforms require proprietary cameras or expensive upgrades, ROSS works with what organizations already have. It empowers traditional hardware with human detection, firearm recognition, vehicle alerts, and more, all managed through RAD-I’s software platform. ROSS brings modern capability to yesterday’s cameras.

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Market Size

The global AI in video surveillance market was valued at $3.90 billion in 2024, projected to reach $12.46 billion by 2030, growing at a CAGR of 21.3%xvi.

Market Drivers

-Enhanced Public Safety and Security:

Growing concerns over public safety are leading to increased deployment of intelligent surveillance systems.

-Advancements in AI:

Rapid developments in AI technologies are enhancing the capabilities of video analytics, making them more accurate and efficient.

-Cost-Effective Surveillance Solutions:

AI analytics enable organizations to optimize existing camera infrastructures, reducing the need for additional hardware investments.

xvi MarketsandMarkets, “AI in Video Surveillance Market by Offering, Deployment Type, Application, Vertical & Region – Global Forecast to 2030,” 2024

https://www.marketsandmarkets.com/Market-Reports/ai-in-video-surveillance-market-84216922.html

RAM™

ROSA Accessory Module

RAM is a hardware module that transforms existing IP security cameras into interactive, intelligent devices. It adds voice capability, two-way audio, and real-time AI functionality, similar to a RAD-I ROSA device, allowing legacy cameras to detect, speak, engage, and escalate without the need for full device replacement. Integrated with SARA, AITX’s Agentic AI platform, RAM enables context-aware responses, autonomous escalation, and voice-driven interaction from even the most basic surveillance setups.

Primary Use Cases

●	Enhancing passive cameras in retail or commercial properties

●	Upgrading camera systems in schools, healthcare, or government facilities

●	Extending the life of existing infrastructure with minimal installation

●	Adding SARA-powered interaction to areas not suitable for RAD-I devices

Market Impact

RAM opens the door to RAD-I’s advanced capabilities for clients with large investments in traditional surveillance. Instead of ripping out existing hardware, RAM enhances what’s already in place. This dramatically reduces upgrade costs while delivering a serious boost in functionality. With SARA onboard, RAM makes it possible to bring agentic behavior and intelligent engagement to previously passive systems. It provides a low-friction entry point into fully autonomous, interactive security.

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Competitive Advantage

No other device offers this combination of plug-and-play simplicity, AI intelligence, and voice engagement. RAM gives existing security cameras the power to act, not just watch. It’s the most direct path to upgrading security infrastructure without overhauling entire systems.

Market Size

The AI in video surveillance market in the U.S. was valued at $3.90 billion in 2024 and is expected to reach $12.46 billion by 2030, with a CAGR of 21.3%xvii.

Market Drivers

-Cost-Effective Upgrades:

Organizations seek to enhance existing surveillance systems without the expense of complete overhauls, making inline devices like RAM appealing.

-Integration with Legacy Systems:

The ability to retrofit current infrastructure with advanced analytics capabilities addresses budget constraints and extends the life of existing equipment.

-Edge Computing:

Processing data closer to the source reduces latency and bandwidth usage, enabling real-time analytics and quicker response times.

xvii MarketsandMarkets, AI in Video Surveillance Market by Offering (Hardware, Software, Services), Deployment Type (On-premises, Cloud), Application (Intrusion Management, Facial Recognition, License Plate Recognition), Vertical and Region – Global Forecast to 2030, April 2024

https://www.marketsandmarkets.com/Market-Reports/ai-in-video-surveillance-market-84216922.html

Firearm Detection Analytic

AI-Powered Threat Detection for Visible Firearms

AITX’s Firearm Detection is an AI-based analytic that identifies visible handguns and long guns in real time. Integrated into select RAD-I devices and available via ROSS, it enables immediate response and alert escalation the moment a threat is recognized. With SARA, AITX’s Agentic AI platform, firearm detection becomes more than identification, it becomes action. SARA can escalate alerts, notify local security, contact administrators, and initiate outreach to first responders within moments of detection.

Primary Use Cases

●	School campuses and educational facilities

●	Hospitals and healthcare centers

●	Government and municipal buildings

●	Retail environments and public gathering spaces

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Market Impact

With growing concern regarding active shooter incidents and visible weapons in public spaces, AITX’s Firearm Detection provides a proactive layer of defense. By turning cameras and devices into intelligent sentries, organizations gain precious seconds that can prevent tragedy or reduce harm. In an unfolding active shooter incident, every second counts. The Company’s Firearm Detection analytic is meant to provide schools, first responders, administrators, educators, employers, students, and other personnel those precious seconds. This technology enhances safety protocols without requiring major infrastructure changes. In recognition of its impact, AITX’s Firearm Detection technology was honored with the American Security Today ASTORS Award for Best Metal/Weapons Detection Solution.

Competitive Advantage

Unlike some systems that rely on concealed weapon prediction or extensive human monitoring, the Company’s Firearm Detection focuses on clear, visible threats and reacts instantly. Integrated across RAD-I’s device lineup and analytics platform, it is a scalable and proven solution that adds meaningful value to modern security strategies. With SARA delivering intelligent escalation and voice-driven guidance, AITX offers a real-time response capability no others can match.

Market Size

The global AI gun detection system market is projected to grow from $1.2 billion in 2023 to $4.6 billion by 2032, reflecting a CAGR of 16.2% over the forecast periodxviii.

Market Drivers

-Rising Public Safety Concerns:

An uptick in gun-related incidents globally has heightened the demand for proactive security solutions that can detect firearms before any harm occurs.

-Integration with Existing Infrastructure:

AI gun detection systems can be seamlessly integrated with current surveillance systems.

-Technological Advancements:

Continuous improvements in AI, machine learning, and sensor technologies have enhanced the accuracy and reliability of gun detection systems, making them more effective in various environments.

xviii DataIntelo, AI Gun Detection System Market Report – Global Forecast 2023–2032, 2024

https://dataintelo.com/report/ai-gun-detection-system-market

Significant Market Opportunity

The global security industry is undergoing rapid transformation, and AITX is positioned squarely at its center.

According to Verified Market Research, the global commercial security system market is projected to reach $376 billion by 2028xix, driven by increasing demand for automation, efficiency, and real-time responsiveness. On the residential side, the U.S. home security camera market alone is valued at over $7.8 billion, with millions of households seeking smarter, more proactive protectionxx.

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What’s fueling this growth is a widespread industry shift. Traditional security models that rely heavily on human guards are being reevaluated. Labor shortages, rising costs, and limitations in response time are pushing organizations to adopt AI-driven, autonomous solutions. Businesses, institutions, and homeowners are no longer satisfied with passive monitoring. They want proactive systems that can detect, communicate, deter, and escalate without delay.

AITX addresses this need with a comprehensive suite of solutions that serve both the commercial and residential markets. From large-scale enterprise deployments to home security, the Company’s devices and platforms offer intelligent response capabilities at a fraction of the cost of manned security.

With the launch of RADCam and the rapid adoption of solutions like ROAMEO, RIO, AVA, and ROSA across verticals including healthcare, education, logistics, and retail, AITX is tapping into multiple high-growth opportunities simultaneously. This diverse positioning ensures that the Company is not only riding the wave of market change but helping to drive it.

$376 Billion

Projected size of the global commercial security system market by 2028

Source: Verified Market Research

$7.8 Billion

Current size of the U.S. home security camera market

Source: Grand View Research

175%+ Revenue Growth

AITX’s fiscal year 2025 growth compared to prior year

Source: AITX, April 2025

Labor Shortages & Costs

Driving organizations toward autonomous, AI-powered solutions

Competitive Landscape

Redefining Security, Not Just Competing

The security industry is saturated with outdated approaches. Legacy guard services depend on costly, inconsistent human labor. Traditional camera manufacturers sell passive hardware with limited intelligence. Many AI startups promise innovation, but most offer software-only solutions without the infrastructure to deploy them effectively.

AITX breaks from these models. The Company delivers a fully integrated ecosystem that combines proprietary hardware, software, AI analytics, and voice engagement into unified, field-ready solutions.

From ROAMEO to RADCam, AITX controls its product lifecycle, enabling unmatched speed to market and deployment scale.

With nearly one thousand devices deployed and recurring revenue on the rise, AITX is executing today what others promise for tomorrow:

xix Verified Market Research, Commercial Security System Market Size and Forecast, 2024 Edition

https://www.verifiedmarketresearch.com/product/commercial-security-system-market/

xx Grand View Research, U.S. Home Security Camera Market Size, Share & Trends Analysis Report, 2024

https://www.grandviewresearch.com/industry-analysis/us-home-security-camera-market/

-An Integrated Model

Hardware, software, and AI, all in-house

-Multi-Segment Reach

Serving residential, commercial, and enterprise clients

-Voice Engagement

Real-time deterrence, not just passive recording

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-No VC Dependence

Grown without SPACs or institutional capital

-Speed to Market

Weeks, not quarters, from concept to deployment

The AITX Business Model

Recurring Revenue Engine

Subscription-based model that scales with deployment

Multi-Segment Subsidiary Strategy

RAD-I (Enterprise), RAD-M (Mobile), RAD-G (Tech Dev), RAD-R (Residential)

In-House Control = Margin Growth

Manufacturing, software, and deployment fully managed internally

Dealer and Channel Distribution

Expanding reach through trusted networks

Flexible Deployments

Customizable subscriptions for varied security needs

AI-Powered Value

Proactive, intelligent solutions replace outdated systems

Profit Path

Margin efficiency grows with every new deployment

AITX delivers automation-first security solutions through a vertically integrated platform of hardware, software, and AI.

AITX’s Technology Advantage

Proven AI, Autonomous Devices, Real-Time Results

AITX’s platform replaces outdated surveillance with real-time intelligence. Its proprietary AI and autonomous devices are already deployed in the field, delivering measurable results.

SARA at the Core

Voice-driven AI engine powering real-time detection, deterrence, engagement, and escalation

Vertically Integrated Stack

Hardware, software, and firmware developed in-house for speed and precision

Autonomous Mobility

ROAMEO, RADDOG and HERO can effectively patrol large areas without human involvement

Deployments at Scale

Used in enterprise, healthcare, logistics, retail, construction and residential environments

AITX is not theorizing what security could be - it is delivering what others have not.

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AITX Subsidiaries

AITX owns and operates five (5) wholly-owned subsidiaries.

1.	Robotic Assistance Devices, Inc. (RAD-I)

●	AI-driven security solutions

●	Autonomous deterrence and response

●	Delivery of industry-leading Agentic AI, aka SARA

●	Trusted across retail, logistics, education, and more

●	www.radsecurity.com

2.	Robotic Assistance Devices, Group (RAD-G)

●	Agentic AI development and distribution to OEMs

●	OEM and custom AI security technology

●	Licensing AI-driven security solutions

●	RAD Lanka (Sri Lanka development office)

●	www.radgroup.ai

3.	Robotic Assistance Devices, Residential (RAD-R)

●	AI-powered security solutions for residential markets

●	Agentic AI integration through ‘SOS’ features

●	Bringing enterprise-level security automation to residential users

●	Enhancing safety through intelligent monitoring and response

●	www.radresidential.ai

4.	Robotic Assistance Devices, Mobile (RAD-M)

●	Mobile security, delivery, all-purpose solutions

●	Agentic AI driven solutions

●	Solar-powered, 5G-connected deployments

●	No infrastructure required, deployable anywhere

www.radm.ai

5.	Robotic Assistance Devices Lanka (PVT) Ltd. (RAD L) is a wholly owned subsidiary of RAD G incorporated in Sri Lanka. This Company was set up to take advantage a cost effective, educated workforce and tax savings.

AITX’ main website is aitx.ai. Company and investor information can be found at this site and it is updated regularly.

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Manufacturing & Assembly

RAD uses various domestic and overseas machine shops for raw material procurement and machining of the required plastic and metal pieces that build RAD devices. RAD’s sourcing has redundancy through use of multiple machine shops producing the same products for RAD. In addition, all pieces within any RAD device can be procured from a choice of suppliers.

RAD’s margins are based on current small batch production and assembly. The Company expects that economies of scale will drive greater gross margin as quantities and efficiencies increase.

Team and Culture

AITX has built a strong start-up culture based on performance, sacrifice, and rewards. Attracting employees who can thrive in this environment requires a different approach to corporate growth and development. RAD’s governing philosophy centers around the principles of “Emotional Intelligence. Self-awareness, composure, internal motivation, empathy, and social skills are prerequisites for joining the RAD team, and each candidate interview begins with a review of the foundational elements that comprise RAD culture.

Team members are open to multitasking and wearing multiple hats, as situations demand. This allows management to focus on larger goals and long-term strategies. We try to ensure that our entire staff shares the same core beliefs and values as the Company, allowing us to adapt and adjust quickly to changes that might grind other companies to a halt. Members have been no stranger to the difficulties that face a startup, including unexpected setbacks, delays in funding, or a cash crunch, but they have persevered with dedication and enthusiasm for our greater mission. They have met incredibly tight deadlines, volunteered to make financial sacrifices, and assisted wherever and however they can.

We believe that RAD’s high-EQ work culture creates productive, motivated employees that has allowed the Company to weather the difficult period of robot deployments and our transition to 4th generation solutions.

The Company is focused on sequential product development while sales grow in order to get close to positive cash flow.

Market Environment

RAD believes that its experience has shown that the security market is ripe for disruption. It has captured the interest of many Fortune 500 companies. The Company believes that no other company operating in the physical security space has the solutions, distribution channel, reputation, sales or support model to rival RAD in the near term. In addition, the Company expects that the launch of RAD’s mobile solutions will significantly increase the gap between it and would-be competitors. RAD will be a one-stop-shop for proven and comprehensive mobile and stationary workflow improvement devices and systems.

RAD’s technology model includes a “new paradigm” for the security industry: Security in a Box. Every RAD solution features connection to the RAD Software Suite, a platform for AI processing, usage analytics, cloud-sided video, communications interface, audit logs, and much more.

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Customer Acceptance of RAD Solutions

RAD end-users include one Fortune Top 10 company and a number of other Fortune 500 companies. RAD is currently deployed in logistics, commercial real estate, healthcare, amusement, manufacturing and retail industries. The Company believes that if RAD is ultimately deployed to only 5% of the facilities within any of these industries, the Company will be profitable.

RAD Industry Leadership Role

Mr. Reinharz has earned a prominent role as a spokesperson for AI and change in the security industry. He has lectured and participated in several panels for some of the security industry’s largest events and organizations. Mr. Reinharz chairs Security Industry Association’s Autonomous Working Group committee, which is dedicated to helping shape the industry and support progressive legislation. Most recently, Mr. Reinharz provided a lecture to NYC’s ASIS CPP group that qualified as a continuing education credit.

In March 2023 Steve Reinharz was elected to a Board seat for Security Industry Association, Inc (SIA). SIA is the foremost security group steering policy, lobbying various governments and promoting education within the security industry.

It is expected that Mr. Reinharz will continue his promotion of the new paradigm for the next few years until adoption is widespread.

Employees

As of March 7, 2025, we have a headcount of 116 fully dedicated full-time equivalents including sub-contractors. None of our employees are represented by a union. We consider our employee relations to be excellent. AITX’ principle shareholder owns a minority interest in the Canadian research and develop company but has not received any compensation of any kind from that company to date.

Accomplishments & Highlights

AITX, and its subsidiaries RAD I, RAD M, RAD G, and RAD R list of accomplishments highlights successes in adding to the strength of its executive leadership team, expanding its sales and distribution channels, launching new products, while growing its presence, visibility and profile within its existing marketplaces. Milestones and accomplishments over the past 12 months include:

Cyber and data protection and compliance

The Company continues its focus on delivery of safe and secure software and systems to its clients. As such, this year, February 2025, the Company achieved SOC 2 Type 2 status. This status level required considerable work and continuous best practices by all elements of the company. The SOC 2 Report has become a benchmark standard, and now an often-specified requirement, in the software procurement process. Established by the American Institute of Certified Public Accountants (AICPA), criteria and reporting principles are outlined as a means for organizations to create a documented framework of policies and procedures to prove how they manage and secure data in the cloud and ensure protection of customer privacy and ensure internal communications are suitably handled. This achievement reflects the Company’s stated goals of best-in-class data protection and internal processes.

The Company has subsequently maintained SOC 2 Type 2 status and has achieved other cyber certifications.

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Discussion on Sales

The sales funnel continues to grow in both quantity and quality. The sales team has matured and stabilized with a Senior Vice President of Sales with seven full time direct sales reports. Additional sales drivers are RAD’s President as well as AITX’ CEO. Furthermore operations team members are instrumental in encouraging clients to expand existing systems.

In the fiscal year ended February 28, 2025 RAD added hundreds sales opportunities to the sales funnel. Furthermore several end users expanded their RAD systems with commitments to continue expansion. RAD’s dealer network also grew although the Company will note that dealer performance has fallen short of expectations and is being addressed. An opportunity is mostly defined as an account that is exhibiting a pain that can be solved by RAD, has a budget, and has reached the point in the sales process where they have a quote they can sign.

Management has identified that conversion of accounts from opportunities to clients is improving and has identified some of the reasons for the low conversion rate as well as new tactics to break through these obstacles. Advanced new technology sales often involve multiple decision-makers and require a skilled and passionate internal champion. The security industry breeds risk-averse personnel. The Company is pressing several initiatives to change the industry to create an environment where trying new things in the norm as opposed to the exception. An example of these efforts are the Security Industry Association’s (SIA) upcoming Town Hall where three Fortune 500 security practitioners that have implemented new technologies will share their tips for successful internal selling. AITX will be putting more emphasis on these efforts this year.

Between a maturing hardware and software line up, an increasing number of deployments/case studies/success stories, management is excited for the next year’s sales. Management feels that ironing out technical and production challenges are well in hand and clearing the way for a greater volume of deployments.

Press Announcements

During the fiscal year, the Company issued over 100 press releases, the vast majority of them being sales announcements and new authorized dealers being signed. Public events, conferences, awards and new product announcements were also publicized via press releases. All Company press releases can be found here: AITX News - AITX - Artificial Intelligence Technology Solutions

Trade Shows and Conferences

As in previous years, RAD attended several large security industry events including ISC West, GSX, plus dozens of regional conferences with the purpose of presenting the Company’s solutions to a buying audience and continually loading the sales pipeline with new opportunities. RAD often utilizes the events for speaking engagements or panel discussions to propel the Company’s ‘thought leadership’ regarding its AI-powered security and safety solutions.

Additional Points of Interest

This fiscal year was significant for stabilization of technology, better understanding of the sales process and related challenges, positioning as a true leader in the industry and the achievement of several high profile deployments. The Company continues its focus on sales and efficiencies with the goal of achieving positive cash flow within 18 months.

Management, based on regular conversations with the Company’s largest debt holder, expects no issues regarding pushing out debt deadlines as it has done so in years past. Management confirms the support of this lender and notes the most recent non-convertible $ 4m loan facility.

Management reiterates that the plan continues to be to grow revenues, achieve positive cash flow, reduce debt and prepare for an uplist to Nasdaq. Management estimates that with continued reasonable performance the company could obtain and maintain profitability while working to pay down in preparation for Nasdaq uplist targeted for 2026.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock trades on the OTC Pink under the symbol “AITX”.

Holders

As of May 28, 2025, there were approximately 29 holders of our common stock, not including shares held in “street name” in brokerage accounts, which are unknown.

Dividends

We have not declared or paid any cash dividends on its common stock and does not anticipate paying dividends for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management Discussion and Analysis

Results of Operations for the year end of February 28, 2025 and February 29, 2024

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements and Business sections in this report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

AITX was incorporated in Florida on March 25, 2010. AITX reincorporated into Nevada on February 17, 2015. AITX’ fiscal year end is February 28 (February 29 during leap year). AITX is located at 10800 Galaxie Ave, Ferndale Michigan, 48220, and our telephone number is 877-767-6268.

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Results of Operations

The following table shows our results of operations for the years ended February 28, 2025 and February 29, 2024. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	Period
	Year Ended	Year Ended	Change
	February 28, 2025	February 29, 2024	Dollars	Percentage

Revenues	$6,130,886	$2,227,559	$3,903,327	175%
Gross profit	3,744,564	565,817	3,178,747	562%
Operating expenses	17,691,437	14,555,229	3,136,208	22%
Loss from operations	(13,946,873)	(13,989,412)	42,539	0%
Other income (expense), net	(4,988,719)	(6,719,304)	(1,300,527)	(26)%
Net loss	$(18,935,592)	$(20,708,716)	$(2,599,259)	9%

The following table presents revenues from contracts with customers disaggregated by product/service:

	Year Ended	Year Ended	Change
	February 28, 2025	February 29, 2024	Dollars	Percentage
Device rental activities	$5,050,255	$1,626,207	$3,424,048	211%
Direct sales of goods and services	1,080,631	601,352	479,279	80%
	$6,130,886	$2,227,559	$3,903,327	175%

Revenue

Total revenue for the year ended February 28, 2025, was $6,130,886, which represented an increase of $3,903,327 or 175% compared to total revenue of $2,227,559 for the year ended February 29, 2024. Rental activities increased by $3,424,048 or 211%, as the Company continues to grow its product line and customer base. Direct sales grew by $479,279 or 80% driven by higher monitoring (RMC) revenue on new installations for the year ended February 28, 2025.

Gross profit

Total gross profit for the year ended February 28, 2025 was $3,744,564, which represented an increase of $3,178,747, compared to total gross profit of $1,096,457 for the year ended February 29, 2024. The increase is a result of the increase in revenues above, and gross profit % which was 61% for the year ended February 28, 2025 was also 25% for the prior year. The gross profit % increased as the increase in higher margin rental activities in the product mix, and overhead being allocated over a higher sales base. Also, in the prior year there was a higher inventory provision for the permanent impairment in value of two products that the Company discontinued in their current form. This resulted in an unusually low gross profit % for the year ended February 29, 2024.

Operating expenses

Operating expenses for the years ended February 28, 2025 and February 29, 2024 comprised of the following:

	Period		Change
	Year Ended February 28, 2025	Year Ended February 29, 2024	Dollars	Percentage

Research and development	$3,462,558	$3,446,285	$16,273	0%
General and administrative	13,599,009	9,957,380	3,601,629	36%
Depreciation and amortization	429,137	323,407	105,732	33%
Impairment on revenue earning devices	-	584,177	(548,177)	(100)%
Operating lease cost and rent	240,731	260,406	(19,675)	(8)%
(Gain) loss on disposal of fixed assets	-	(16,426)	16,426	(100)%
Operating expenses	$17,691,437	$14,555,229	$3,126,208	22%

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Our operating expenses were comprised of general and administrative expenses, research and development, depreciation and amortization, operating lease and rent and a (gain) loss on disposal of fixed assets. General and administrative expenses consisted primarily of professional services, automobile expenses, advertising, salaries and wages, travel expenses and rent. Our operating expenses during the years ended February 28, 2025 and February 29, 2024 were $17,691,437and $14,555,229, respectively. The overall $3,126,208 increase in operating expenses was primarily attributable to the following changes in operating expenses:

●	Research and development expenses increased by $16,273 as the Company continued to focus on current product development and improvements. The Company moved

●	General and administrative expenses increased by $3,601,629 primarily due to the following changes:

—	For the year ended February 28, 2025 stock based compensation to CEO in equity awards was $1,500,000 with a charge of $331,685 for the Employee Stock Option Plan (ESOP) all totaling $1,831,685 compared with stock based compensation to CEO in equity awards was $1,521,000 and a charge of $272,599 for the ESOP all totaling $1,793,599 for the year ended February 29, 2024. This represents an increase of $38,086 in stock based compensation. The stock based compensation for the CEO is payable in Series G and has been deferred until after a year.

—	Wages, salaries and payroll levies for the CEO increased by $1,500,000 in discretionary bonus charged, all of which is deferred compensation and will not be paid out this year. Base salary increased by $20,000.

—	Wages, salaries and payroll levies for the staff increased by $732,953 due to staff increases (6).

—	Commissions increased by $274,208 due to increased revenues.

—	Office expense increased by $45,157.

—	Insurance costs increased by $117,181 due to more employees and higher health insurance costs.

—	Repairs and maintenance increased by $137,901 due to repair of more active revenue earning devices in the field.

—	The remaining increases and offsetting decreases were distributed amongst other general and administrative accounts such as installation expense, dues and subscriptions, marketing, travel, and production supplies amongst others.

●	Operating lease cost and rent decreased by $19,675. There was a vehicle lease that expired during the current fiscal year.

●	Depreciation and amortization increased by $105,732 due to the increase in demo devices, computer equipment, warehouse equipment in fixed assets.

●	(Gain) loss on disposal of fixed assets decreased by $16,426 due to a vehicle disposal in 2024 that yielded a gain.

●	There was no impairment on revenue earning devices for the year ended February 28, 2025. Impairment on revenue earning devices was $584,177 for the year ending February 29,2024 due to the discontinuance of two products in their present form.

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Other income (expense)

Other income (expense) consisted of interest expense and gain on settlement of debt. Other income (expense) during the years ended February 28, 2025 and February 29, 2024, was ($4,988,719) and ($6,719,304), respectively.

The change in other income (expense) was due to the following:

●	Interest expense decreased by $1,301,063. Amortization of debt discounts decreased by $2,112,829, and for the year ended February 28, 2025 was $271,234 compared with $2,384,163 for the year ended February 29, 2024. This decrease was due to many notes maturing in the prior year and being fully amortized. Interest expense was $4,188,866 for the year ended February 28, 2025, compared with $4,011,681 for the year ended February 28, 2024. This $177,195 increase was due to $350,000 of new notes this year and a full years interest on the prior year’s $1,750,000 new notes, many of which were issued in the last two quarters. Deferred variable payment obligation (DVPO) expense was $996,881 for the year ended February 28, 2025, compared with $362,200 for the year ended February 29, 2024. This $634,881 increase was a result of the large increase in revenues.

●	Gain on settlement of debt increased by $429,522 due to a write-off of accounts payable and vehicle loans that were greater than six years old during the current fiscal year.

The Company’s loss from operations for the year ended February 28, 2025 was $13,946,873 which represented an decrease in loss of $42,539 compared to a loss of $13,989,412 for the year ended February 29, 2024. The higher revenues and gross profit in 2024 were partially offset by higher operating expenses for the reasons set out above. Note that the Company had a net loss of $18,935,592 for the year ended February 28, 2025, as compared to net loss of $20,708,716 for the year ended February 29, 2024. This $1,773,124 change is mostly attributable to a decrease in amortization expense.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

For the year ended February 28, 2025, the Company had negative cash flow from operating activities of $12,196,388. As of February 28, 2025 the Company has an accumulated deficit of $156,496,930 and negative working capital of $2,548,138. Management does not anticipate having positive cash flow from operations in the near future. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

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The Company does not have the resources at this time to repay all its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business. At the same time management points to its successful history with maintaining Company operations and reminds all with reasonable confidence this will continue. Management has plans to address the Company’s financial situation as follows:

Management is committed to raise either non-dilutive funds or minimally dilutive funds. There is no assurance that these funds will be able to be raised nor can we provide assurance that these possible raises may not have dilutive effects. In September 2024, the Company entered into an equity financing agreement whereby an investor will purchase up to $30,000,000 of the Company’s common stock at a discount over a two-year period. There remains approximately $24 million left to issue under this arrangement. Management believes that it has the necessary support to continue operations by continuing its funding methods in the following ways : growing revenues, through equity proceeds, and issuing non-convertible debt.

Capital Resources

The following table summarizes total current assets, liabilities and working capital for the period indicated:

	February 28, 2025	February 29, 2024

Current assets	$5,028,543	$3,616,566
Current liabilities	7,576,681	21,715,651
Working capital	$(2,548,138)	$(18,099,085)

As of February 28, 2025 and February 29, 2024, we had a cash balance of $865,975 and $$105,926, respectively.

Summary of Cash Flows

	Year Ended February 28, 2025	Year Ended February 29, 2024

Net cash used in operating activities	$(12,196,388)	$(12,951,743)
Net cash provided by (used in) investing activities	$(79,965)	$4,194
Net cash provided by financing activities	$13,036,402	$12,113,716

Net cash used in operating activities for the year ended February 28, 2025 was $12,196,388, which included a net loss of $18,935,592, non-cash activity such as the gain on settlement of debt of $468,262, amortization of debt discount of $271,234, stock based compensation of $1,831,685, reduction in right of use asset $119,151, accretion of lease liability $118,502, increase in related party accrued payroll and interest $71,927, inventory provision of ($494,000), bad debts expense $83,682, depreciation and amortization of $1,480,636 and change in operating assets and liabilities of $3,724,649.

Net cash provided by (used in) investing activities.

Net cash used in investing activities for the year ended February 28, 2025 was $79,965. This consisted of the purchase of fixed assets of ($23,724), purchase of trademarks of ($6,241) and purchase of investment of ($50,000).

Net cash provided by (used in) financing activities.

Net cash provided by financing activities was $13,036,402 for the year ended February 28, 2025. This consisted of share proceeds net of issuance costs of $12,702,010, proceeds from the issuance of Series B Preferred Shares of $278,000, proceeds from the issuance of Series C Preferred Shares of $278,580 and proceeds from loans payable $350,000 offset by repayments of loans payable of $183,000 and redemption of Series B Preferred Shares of ($389,188).

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this report. Our directors serve for one year and until their successors are elected and qualified. Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

Name	Age	Position
Steven Reinharz (1)	49	Chief Executive Officer, Secretary and Director (2)
Anthony Brenz	63	Chief Financial Officer

(1)	Director as of March 2, 2021
(2)	All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Biographical information concerning our director and executive officers listed above is set forth below.

Steven Reinharz. RAD was founded by Mr. Reinharz in July of 2016, and he has been continuously employed by RAD and its affiliated companies since that time. He is the holder of a majority of our capital stock. Mr. Reinharz has served as a member of the Board of Directors since March 2, 2021 and as our Chief Executive Officer, Chief Financial Officer, and Secretary of the Company since March 2, 2021 and resigned as our Chief Financial Officer as of April 26, 2021 upon Anthony Brenz’s appointment as our Chief Financial Officer. As our Chief Executive Officer and President of RAD, Mr. Reinharz leverages his extensive knowledge and interest in robotics and artificial intelligence to design and develop robotic solutions that increase business efficiency and deliver immediate and impressive cost savings. Mr. Reinharz is an active voice in both the security and artificial intelligence industries. He started and ran his own security integration company from the age of 24 to 31, becoming one of California’s leading system integrators. Mr. Reinharz later was part of a team that successfully sold an integrator to a global security firm for $42 million and has held various other security industry roles. Mr. Reinharz speaks and contributes to panels at ISC East and West, and ASIS. Mr. Reinharz is a leading member of several industry association committees, mostly through the Security Industry Association. Mr. Reinharz has called Orange County, California home since 1995, having grown up in Montreal and Toronto. He earned a dual Bachelor of Science degree in Political Science and Commercial Studies.

Anthony Brenz was appointed as our Chief Financial Officer on April 26, 2021. He is an accomplished senior financial and operational executive for over 20 years of experience in finance and operations, including corporate strategy, procurement and supply chain, human resources, and customer service. From April 2018 to December 2020, Anthony Brenz was the Vice President/Director Finance of AirBoss Flexible Products Company. From September 2014 to April 2018, he was the Chief Financial Officer/Vice President of Finance of Thomson Aerospace and Defense (a Parker Meggitt Company). From August 2012 to September 2014, he was the Vice President/Director of Finance of M B Aerospace US Holdings, Inc. Anthony Brenz received a Bachelor of Accountancy from Walsh College in Troy Michigan in 1989 and has been licensed as a Certified Public Accountant in Michigan since 1989.

There are no family relationships between any of the executive officers and directors.

Board Committees and Director Independence

Mr. Reinharz serves as director, and we do not have a separately designated audit committee, compensation committee or nominating and corporate governance committee. The functions of those committees are being undertaken by our directors. Since we do not have any independent directors and have only two directors, our directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

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We currently have an employee director, Mr. Reinharz, but no independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, and we do not anticipate appointing additional directors in the near future.

Our directors are not “audit committee financial experts” within the meaning of Item 401(e) of Regulation S-K. As with most small, early stage companies, until such time that the Company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officer’s insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

Procedures for Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the Board since the most recently completed fiscal quarter. We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies, as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Director Qualifications

Mr. Steve Reinharz is our sole director and was appointed on March 2, 2021. He is the founder of our operating company, Robotoc Assistance Devices, Inc.

Code of Ethics and Business Conduct

We have adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely, and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics.

Director Compensation

We reimburse our directors for all reasonable ordinary and necessary business-related expenses, but we did not pay any other director’s fees or any other cash compensation for services rendered as a director during the years ended February 28, 2025 and February 29, 2024 to any of the individuals serving on our Board during that period.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that all of our officers, directors, and owners of 10% or more of our common stock filed all required Forms 3, 4, and 5.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for Mr. Reinharz , our President and Chief Executive Officer , Anthony Brenz, our Chief Financial Officer and Garret Parsons our former President, Chief Executive Officer and Chief Financial Officer.

The following table summarizes all compensation recorded by us in the past two fiscal years for Mr. Reinharz , our President and Chief Executive Officer , Anthony Brenz, our Chief Financial Officer and Garret Parsons our former President, Chief Executive Officer and Chief Financial Officer.

2025 AND 2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary or Fees ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Reinharz	2025	320,000	836,167	1,500,000	—	—	1,663,833	—	4,320,000
Chief Executive Officer, Chief Financial Officer, Secretary (1)	2024	300,000	461,233	1,521,000	—	—	538,767	—	2,821,000

Anthony Brenz	2025	200,408	—	—	—	—	—	—	200,408
Chief Financial Officer (1)	2024	188,813	1,000	—	17,975	—	—	1,200	208,988

(1)	Steven Reinharz was appointed Chief Executive Officer, Chief Financial Officer and Secretary on March 2, 2021.Mr.Reinharz ceased being Chief Financial Officer on June 24, 2021 and on that date appointed Anthony Brenz as Chief Financial Officer

(2)	Stock awards are payable in Series G and are included in long term liabilities as they will not be paid out in the current year.

Employment Agreements

On April 9, 2021 Mr. Reinharz entered into an employment agreement with the Company in connection with his service as Chief Executive Officer. The agreement began on April 9, 2021 and has a three-year term, renewable thereafter on an annual basis if neither party files a notice of termination 90 days prior to the term renewal date. The agreement provides for compensation of $240,000 base salary (to be reviewed annually by the Board of Directors) and bonuses to be granted at the discretion of the Board of Directors. The salary for the fiscal year ended February 28, 2025 was $320,000.

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On July 12, 2021 the Company and CEO amended the April 9, 2021 Employment Agreement effective July 1, 2021 whereby the following objectives and awards were added to the two existing ones:

Objective #3:	Sales in any fiscal quarter exceed the total sales in fiscal year 2021 for the first time.

Award #3:	Five hundred (500) shares of Series G preferred stock.

Objective #4:	One hundred fifty (150) devices are deployed in the marketplace.

Award #4:	Two hundred fifty (250) shares of Series G preferred stock.

Objective #5:	Year-to-date sales at any point in fiscal year 2022 exceed One Million Dollars ($1,000,000).

Award #5:	Two hundred fifty (250) shares of Series G preferred stock.

Objective #6:	The price per share of common stock has increased to and maintains a price of Ten Cents ($0.10) or more for ten (10) days in a thirty (30) day period.

Award #6:	Two hundred fifty (250) shares of Series G preferred stock.

Objective #7:	The price per share of common stock has increased to and maintains a price of Twenty Cents ($0.20) or more for ten (10) days in a thirty(30) day period.

Award #7:	Five hundred (500) shares of Series G preferred stock.

Objective #8:	The RAD 3.0 products are launched into the marketplace by November 30, 2022.

Award #8:	Five hundred (500) shares of Series G preferred stock.

Objective #9:	RAD receives an order for fifty (50) units from a single customer.

Award #9:	Five hundred (500) shares of Series G preferred stock.

On January 31, 2024 the Company added the following Objective effective March 1, 2022:

Objective # 10 In any fiscal quarter, attrition , measured by loss of recurring monthly revenue does not exceed 10%

Award #10 Two hundred fifty (250) shares of Series G preferred stock.

The fair value of the first two awards was obtained through the use of the Monte Carlo method was $69,350 with a charge to stock- based compensation and a corresponding charge to paid in capital. The fair value of the remaining rewards was determined by calculating the vesting amounts of each reward and then determining for each reporting period the requisite service rendered and applying that against the cash redemption value of the number of shares of Series G issuable for each tier in the agreement. For the period ended February 28, 2025 that amount totaled $0. For the period ended February 29, 2024 that amount totaled $1,521,000 with a charge to stock-based compensation and a corresponding charge to incentive compensation plan payable. For the period ended February 28, 2023 that amount totaled $499,500 with a charge to stock-based compensation and a corresponding charge to incentive compensation plan payable.

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for Mr. Brenz, our sole executive officers outstanding as of February 28, 2025:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony Brenz	0	0	4,500,000	$0.02	Sept. 1, 2027	4,500,000	$12,825	0	0
Anthony Brenz	0	0	10,000,000	$0.02	Sept. 1, 2028	10,000,000	$28,500	0	0

On April 14, 2021, the Shareholders of Series E Preferred Stock and the Board of Directors of our Company (“Board”) approved and adopted the 2021 Incentive Stock Plan (the “2021 Plan”). On August 11, 2022 the Company amended the 2021 Plan increasing the maximum number of shares applicable to the 2021 Plan from 5,000,000 to 100,000,000. On August 14,2023 the Company further amended the plan increasing the maximum shares to 200,000,000.

The purpose of the 2021 Plan is to promote the success of the Company by authorizing incentive awards to retain Directors, executives, selected Employees and Consultants, and reward participants for making major contributions to the success of the Company. The 2021 Plan authorizes the granting of stock options, restricted stock, restricted stock units, stock appreciation rights and stock awards. A total of two hundred million (200,000,000) shares of common stock may be issued under the 2021 Plan. All awards under the 2021 Plan, whether vested or unvested, are subject to the terms of any recoupment, clawback or similar policy of the Company in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of awards or any shares of stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards. The 2021 Plan will be administered by the Board or any Committee authorized by the Board, if applicable, which will have the sole authority to, among other things: construe and interpret the 2021 Plan; make rules and regulations relating to the administration of the 2021 Plan; select participants; and establish the terms and conditions of awards, all in accordance with the terms of the 2021 Plan. The 2021 Plan will remain in effect until April 14, 2031, unless sooner terminated by the Board. Termination will not affect awards then outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At June 5, 2025, we had 16,997,453,768 shares of Common Stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 5, 2025, and reflects:

●	each of our executive officers;

●	each of our directors;

●	all of our directors and executive officers as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

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Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, except as otherwise provided below.

	Amount and Nature of	Percent of
Name	Beneficial Ownership (1)	Common Stock (2)

Named Executive Officers and Directors:
Steven Reinharz (3)	57,171,101,462	75.58%
Anthony Brenz	0	0
Mark Folmer	0	0

All executive officers and directors as a group (3 persons)	57,171,101,462	75.58%

5% Shareholders:
Steven Reinharz	57,171,101,462	75.58%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on as of June 5, 2025 16,997,453,768 shares, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Based on 16,997,453,768 shares of the Company’s common stock issued and outstanding as of June 5, 2025.

(3)	Steve Reinharz is a director and the Company’s Chief Executive Officer, Chief Financial Officer and Secretary as well as the CEO of RAD and is the holder of (i) 3,350,000 shares of our Series E Preferred Stock and, (ii) 2,450 shares of our Series F Convertible Preferred Stock. If Mr. Reinharz converted the 2,450 shares of the Company’s Series F Convertible Preferred Stock, he would receive 57,171,101,462 shares of the Company’s common stock, which is included in the chart above as if such conversion has occurred. Further, the outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock. As a result, the holders of Series E preferred stock has 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, since the beginning of our last two fiscal years, there have been no transactions, or currently proposed transactions, in which he was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

●	Any of our directors or executive officers;

●	Any immediate family member of our directors or executive officers; and

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

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Related Party Transactions

For the years ended February 28, 2025, and February 29, 2024, the Company had net (advances) repayments of ($71,927) and $54,179, respectively, to its loan payable-related party. At February 28, 2025, the loan payable-related party was $329,365 and $257,438 at February 29, 2024. As of February 28, 2025, included in the balance due to the related party is $190,013 of deferred salary all of which bears interest at 12%. As of February 29, 2024, included in the balance due to the related party is $140,013 of deferred salary all of which bears interest at 12%. The accrued interest included at February 28, 2025, was $51,575 (February 29, 2024 - $32,468).

During the year ended February 28, 2025, the Company a net accrual of $1,663,833 in deferred compensation for the CEO. This would bring his annual bonus for the year ended February 28, 2025, to $2.5 million. For the fiscal year ended February 28, 2025, the Company paid out $836,167 to the CEO. During the year ended February 29, 2024, the Company accrued $538,767 in deferred compensation for the CEO. The Company had already recorded $461,233 in bonus compensation. This was all in accordance with a December 2023 board action allowing for $1 million of discretionary compensation.

During the years ended February 28, 2025, and February 29, 2024, the Company accrued 1,500 Series G shares to be issued totaling $1,500,000 and 2,000 Series G preferred shares to be issued totaling $2,000,000, respectively, both per Company resolution. The Series G preferred shares are redeemable at $1,000 per share and will be issued by the Company at the appropriate time. The balance of Incentive Compensation Plan Payable at February 28, 2025, was $4,000,000 and the balance February 29, 2024, was $2,500,000.

During the years ended February 28, 2025, and February 29, 2024, the Company was charged $2,541,180 and $2,810,839, respectively in consulting fees for research and development to a company partially owned by a principal shareholder included in research and development expenses. The principal shareholder received no compensation from this partially owned research and development company and the fees were spent on core development projects. As at both February 28, 2025, and February 29, 2024, the balance due to this company was $76,532.

PRINCIPAL ACCOUNTING FEES AND SERVICES

On October 31, 2019, our Board of Directors approved and ratified the engagement (“Engagement”) of LJ Soldinger & Associates LLC (“LJ Soldinger”) as our new independent registered public accounting firm.

The following table shows the fees that were billed for the audit and other services provided by LJ Soldinger for the fiscal years ended February 29, 2025 and February 28, 2024.

2025
Audit Fees	$240,100
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$240,100

2024
Audit Fees	$422,540
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$422,540

Audit Fees - This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees - This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category would include consultation regarding correspondence with the SEC, other accounting consulting and other audit services.

Tax Fees - This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees - This category consists of fees for other miscellaneous items.

As part of its responsibility for oversight of the independent registered public accountants, the Board has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Board. All of the services provided by LJ Soldinger described above were approved by our Board.

Our principal accountant did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

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Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. As far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Committees of the Board

We do not currently have a standing audit, nominating, or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of nominating and compensation committees

Meetings of the Board

During its fiscal year ended February 28, 2025, the Board, consisting of one member did not hold meetings but corporate action approvals were all approved via Unanimous Board Resolutions.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”). The Code of Ethics is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. As far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF OUR CAPITAL STOCK

Our Articles of Incorporation, as amended, authorizes us to issue up to twenty billion (20,000,000,000) shares of common stock, $0.00001 par value per share, and twenty million (20,000,000) shares of preferred stock, $0.001 par value per share. There is only one class of common stock. There are four classes of preferred stock. See “—Preferred Stock,” below. Our board of directors may establish the rights and preferences of additional series of preferred stock from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, Phone: (303) 662-1112.

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Common Stock

Rights of Shareholders

All shares of our common stock that we offer will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series E Convertible Preferred Stock has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Convertible Preferred Stock will always have 2/3rds of our voting power. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

If we are liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of our net assets that are available for distribution to shareholders after the payment of all our debts and other liabilities and subject to the senior rights of the holders of Series F Convertible Preferred Stock and Series G Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “—Preferred Stock” below.

Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, our securities are not subject to these control share provisions because our articles of incorporation, as permitted by Nevada law, specifically exempt us from the control share provisions.

In addition, Nevada law contains a provision that prevents an “ “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, our articles of incorporation, as permitted by Nevada law, specifically exempt us from these “interested stockholder” provisions.

Preferred Stock

The Company is authorized to issue up to 20,000,000 shares of $0.001 par value preferred stock. The board of directors is authorized to designate any series of preferred stock up to the total authorized number of shares.

We have five series of preferred stock, none of which have voting rights on any matters other than those directly affecting the respective series:

Series B Convertible, Redeemable Preferred Stock

The board of directors has designated 5,000 shares of Series B Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the date of this report, there are no shares of Series B Preferred Stock outstanding. The Series B Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 8%. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series B Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (85%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of eight percent (8%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the thirtieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem one-third of the Preferred Stock outstanding for a redemption price equal to the redemption value of each such share of Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Holder including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel. On the sixtieth (60th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem one-half of the Preferred Stock then outstanding for the redemption price. On the ninetieth (90th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem all of the Preferred Stock then outstanding for the redemption price. From the date of issuance until the date no shares of Series B Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

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Series C Convertible, Redeemable Preferred Stock

The board of directors has designated 1,000 shares of Series C Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the date of this report, there are 306 shares of Series C Preferred Stock outstanding. The Series C Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 12%. Each holder may, after 180 days after issuance, at any time and from time to time convert all, but not less than all, of their shares of Series C Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (90%) of the lowest traded price for the Company’s common stock during the fifteen (10) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of twelve percent (12%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the one hundred eightieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem all outstanding Series Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents (“Redemption Date”). Prior to the Redemption Date, the Company at its discretion and on three (3) Trading Days’ written notice, may redeem all outstanding Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents.

From the date of issuance until the date no shares of Series C Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing

Series E Preferred Stock

There are 4,350,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) authorized, and 3,350,000 issued and outstanding. The Series E Preferred Shares have no conversion rights. Moreover, they have no dividend rights, no preemptive rights, no redemption rights, and no liquidation rights. As noted above, the Series E Preferred Shares hold voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Shares will always have 2/3rds of our voting power. The Series E Preferred Shares vote together with the common stock and not as a separate class. All of the Series E Preferred Shares are held by Steven Reinharz.

The Series E Preferred Shares must unanimously approve any changes to increase the authorized number of shares or the rights, preferences, and privileges of the Series E Preferred Shares. In addition, the Series E Preferred Shares must unanimously approve the following actions :

●	alteration of or change to the rights, preferences or privileges of any of our capital stock that would adversely affect the Series E Preferred Shares;

●	create or designate any series or class of shares;

●	issue any shares of any series of preferred stock;

●	increase the authorized number of shares of any series or class of our stock;

●	amend, repeal or modify our bylaws

●	sell or otherwise dispose of any of our assets not in the ordinary course of business;

●	elect members of the Board of Directors;

●	incur debt not in the ordinary course of business; or

●	effect or undergo any change of our control.

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Series F Convertible Preferred Stock

There are 10,000 shares of Series F Convertible Preferred Stock (“Series F Preferred Shares”) authorized, of which 2,513 Shares are issued and outstanding. The Series F Preferred Shares have no dividend rights, no preemptive rights, and, unless and until they are converted into common stock, no voting rights (other than as to changes to any class or series of our capital stock that could adversely affect the Series F Preferred Shares or as required by Nevada law). The Series F Preferred Shares have liquidation rights senior to those of the common stock, the Series E Preferred Shares and Series G Preferred Shares. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series F Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by three and 45 100ths (3.45) on a pro rata basis. So long as any shares of Series F Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the majority of the holders: (a) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series F convertible preferred stock; (b) create any Senior Securities; (c) create any pari passu Securities; (d) do any act or thing not authorized or contemplated by the Certificate of Designation which would result in any taxation with respect to the Series F Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

Steven Reinharz owns 2,450 Series F Preferred Shares, and the remaining 63 Series F Preferred Shares are held by two other persons who are not employed by us We have also issued a “Warrant to Purchase Stock,” which gave the holder of the Warrant the right to purchase 929 Series F Preferred Shares at any time. After prior exercises, the holder currently holds the right to purchase 329 Series F Preferred Shares.

Series G Preferred Stock: There are 100,000 shares of Series G Preferred Stock (“Series G Preferred Shares”) authorized but no shares have been issued. The Series G Preferred Shares have no dividend rights, no voting rights, and no preemptive rights. The Series G shares have liquidation rights senior to those of the common stock but junior to those of the Series F Preferred Shares. At any time, we may, at our option, redeem any or all of the outstanding Series G Preferred Shares at $1,000 per share.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock. We may offer warrants separately or together with one or more additional warrants or common stock, as described in the related prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the common stock in the unit before the expiration date of the warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the related prospectus supplement and any related free writing prospectus as well as the complete warrant agreements and warranty certificates that contain the terms of the warrants. Each related prospectus supplement will describe the terms of any warrants being offered, including but not limited to the following:

●	the specific designation and total number of warrants and the offering price at which the warrants will be issued;

●	the date on which the right to exercise the warrants will begin and will end, or if the warrants are not continuously exercisable, the specific dates or periods in which you may exercise the warrants;

●	whether the warrants will be sold separately or with common stock as parts of units;

●	if the warrants are issued as part of a unit, the date, if any, on which the common stock will be separately transferable;

●	a description of the common stock purchasable upon exercise of the warrants;

●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	any redemption or call provisions of the warrants;

●	if any, the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants;

53

●	information with respect to book-entry procedures, if any;

●	the identity of the warrant agent for the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants; and

●	any applicable material U.S. federal income tax consequences.

It should be noted that holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice of shareholders with respect to any meeting of shareholders on any matter; and

●	exercise any rights as shareholders of the Company.

Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon Frederick M. Lehrer, P. A.

EXPERTS

The audited consolidated financial statements for AITX, as of February 28, 2025 and 2024 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report, which contains an explanatory paragraph describing the conditions which raise substantial doubt about the ability of the Company to continue as a going concern, of L J Soldinger Associates, LLC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: 10800 Galaxie Avenue, Ferndale, Michigan 48220. Our website address is www.aitx.ai. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus.

54

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

As far as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

55

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(FORMERLY ON THE MOVE SYSTEMS CORP.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Artificial Intelligence Technology Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artificial Intelligence Technology Solutions, Inc. and its subsidiaries (the “Company”) as of February 28, 2025 and February 29, 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended February 28, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2025, and February 29, 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended February 28, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had negative cash flow from operating activities of approximately $12.2 million, an accumulated deficit of approximately $156.5 million and negative working capital of approximately $2.5 million as of and for the year ended February 28, 2025, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ L J Soldinger Associates, LLC

We have served as the Company’s auditor since 2019.

Deer Park, Illinois

PCAOB ID: 318

May 29, 2025

F-2

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED BALANCE SHEETS

	February 28, 2025	February 29, 2024
ASSETS
Current assets:
Cash	$865,975	$105,926
Accounts receivable, net	1,367,331	756,084
Share proceeds receivable	418,669	—
Device parts inventory, net	1,583,726	2,131,599
Prepaid expenses and deposits	792,842	622,957
Total current assets	5,028,543	3,616,566
Operating lease asset	1,010,545	1,139,188
Revenue earning devices, net of accumulated depreciation of $2,292,172 and 952,844, respectively	4,539,180	2,480,002
Fixed assets, net of accumulated depreciation of $491,186 and $349,878, respectively	258,328	268,075
Trademarks	33,321	27,080
Investment at cost	100,000	50,000
Security deposit	15,880	15,880
Total assets	$10,985,797	$7,596,791
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$2,121,871	$2,034,301
Customer deposits	91,578	73,702
Current operating lease liability	197,349	237,653
Current portion of deferred variable payment obligation	1,901,258	904,377
Loan payable - related party	329,365	257,438
Deferred compensation for CEO	2,202,600	538,767
Current portion of loans payable, net of discount of $0 and $688,598	519,105	13,190,882
Vehicle loan - current portion	—	38,522
Current portion of accrued interest payable	213,555	4,440,009
Total current liabilities	7,576,681	21,715,651
Non-current operating lease liability	810,513	889,360
Loans payable, net of discount of $360,163 and $4,118,332, respectively	31,922,078	14,798,532
Deferred variable payment obligation	2,525,000	2,525,000
Incentive compensation plan payable	4,000,000	2,500,000
Accrued interest payable	13,680,453	5,367,805
Total liabilities	60,514,725	47,796,348

Series B Convertible, Redeemable Preferred Stock. $0.001 par value; 8% cumulative dividend payable quarterly,$1,200 stated value, 5,000 shares authorized, no shares issued and outstanding at February 28, 2025 and February 29, 2024, respectively	—	—
Series C Convertible, Redeemable Preferred Stock . $0.001 par value; $1,200 stated value, redeemable at 109.5% , 12% dividend, 1,000 shares authorized , 306 and 0 shares issued and outstanding at February 28, 2025 and February 29, 2024, respectively	402,084	—

Commitments and Contingencies
Stockholders’ deficit:
Preferred Stock, undesignated; 15,534,000 shares authorized; no shares issued and outstanding at February 28, 2025 and February 29, 2024, respectively	—	—

Series G Redeemable Preferred Stock. $0.001 par value; 100,000 shares authorized, no shares issued and outstanding at February 28, 2025 and February 29, 2024, respectively	—	—
Series E Preferred Stock, $0.001 par value; 4,350,000 shares authorized; 3,350,000 and 3,350,000 shares issued and outstanding, respectively	3,350	3,350
Series F Convertible Preferred Stock, $1.00 par value; 10,000 shares authorized; 2,513 and 2,533 shares issued and outstanding, respectively	2,513	2,533

Common Stock, $0.00001 par value; 20,000,000,000 shares authorized 14,412,453,768 and 9,238,750,958 shares issued, issuable and outstanding, respectively	144,125	92,388
Additional paid-in capital	106,316,844	92,565,513
Preferred stock to be issued	99,086	99,086
Accumulated deficit	(156,496,930)	(132,962,427)
Total stockholders’ deficit	(49,931,012)	(40,199,557)
Total liabilities and stockholders’ deficit	$10,985,797	$7,596,791

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended February 28, 2025	Year Ended February 29, 2024

Revenues	$6,130,886	$2,227,559

Cost of goods sold	1,334,824	1,131,102
Depreciation and Amortization	1,051,498	530,640
Total Cost of Goods Sold	2,386,322	1,661,742

Gross Profit	3,744,564	565,817

Operating expenses:
Research and development (note 9)	3,462,558	3,446,285
General and administrative	13,559,009	9,957,380
Depreciation and amortization	429,139	323,407
Impairment on revenue earning devices	—	584,177
Operating lease cost and rent	240,731	260,406
Gain loss on disposal of fixed assets	—	(16,426)
Total operating expenses	17,691,437	14,555,229

Loss from operations	(13,946,873)	(13,989,412)

Other income (expense), net:
Interest expense	(5,456,981)	(6,758,044)
Gain on settlement of debt	468,262	38,740
Total other income (expense), net	(4,988,719)	(6,719,304)

Net Loss	$(18,935,592)	$(20,708,716)

Net loss per share - basic	$(0.00)	$(0.00)

Net loss per share - diluted	$(0.00)	$(0.00)

Weighted average common share outstanding – basic and diluted	11,647,673,315	7,080,914,317

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED FEBRUARY 28, 2025 AND FEBRUARY 29, 2024

	Series E		Series F		Series G				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at February 28, 2023	3,350,000	3,350	2,533	101,619	—	$—	5,848,741,599	$58,489	$80,247,252	$(112,253,711)	$(31,843,001)

Issuance of shares net of $457,060 issuance costs	—	—	—	—	—	—	3,383,509,359	33,834	10,792,061	—	10,825,895

Relative fair value of Series F warrants issued with debt	—	—	—	—	—	—	—	—	1,209,206	—	1,209,206
Shares issued for services	—	—	—	—	—	—	6,500,000	65	44,395	—	44,460
Stock based compensation - employee stock option plan	—	—	—	—	—	—	—	—	272,599	—	272,599
Net income	—	—	—	—	—	—	—	—	—	(20,708,716)	(20,708,716)
Balance at February 29, 2024	3,350,000	$3,350	2,533	$101,619	—	$—	9,238,750,958	$92,388	$92,565,513	$(132,962,427)	$(40,199,557)

F-5

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

	Temporary Equity		Shareholder’s Deficit
	Series B & C		Series E		Series F				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at February 29, 2024	—	—	3,350,000	$3,350	2,533	$101,619	9,238,750,958	$92,388	$92,565,513	$(132,962,427)	$(40,199,557)
Cumulative Effect Adjustment RFV discount per adoption of ASU 2020-06 at March 1, 2024	—	—	—	—	—	—	—	—	—	(4,175,535)	(4,175,535)
Issuance of shares, net of $701,565 issuance costs	—	—	—	—	—	—	4,979,636,877	49,796	13,070,883	—	13,120,679
Debt exchanged for common stock	—	—	—	—	—	—	194,065,933	1,941	560,059	—	562,000
Series F Preferred Shares exchanged for debt	—	—	—	—	(20)	(20)	—	—	(65,793)	(334,187)	(400,000)
Issuance of Series B Preferred Shares	300	360,000	—	—	—	—	—	—	(82,000)	—	(82,000)
Series B Preferred Shares issued as commitment fee	20	24,000	—	—	—	—	—	—	(24,000)	—	(24,000)
Series B Preferred shares issued as dividend	4	5,188	—	—	—	—	—	—	(5,188)	—	(5,188)
Redemption of Series B Preferred shares	(324)	(389,188)	—	—	—	—	—	—	89,189	(89,189)	—
Issuance of Series C Preferred Shares	306	402,084	—	—	—	—	—	—	(123,504)	—	(123,504)
Stock based compensation	—	—	—	—	—	—	—	—	331,685	—	331,685
Net income	—	—	—	—	—	—	—	—	—	(18,935,592)	(18,935,592)
Balance at February 28, 2025	306	$402,084	3,350,000	$3,350	2,513	$101,599	14,412,453,768	$144,125	$106,316,844	$(156,496,930)	$(49,931,012)

F-6

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended February 28, 2025	Year Ended February 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,935,592)	$(20,708,716)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,480,636	854,047
Impairment on revenue earning devices	—	584,177
Inventory provision (recovery)	(494,000)	437,820
Gain on disposal of fixed assets	—	(16,426)
Bad debts expense	83,682	42,892
Reduction of right of use asset	119,151	120,131
Accretion of lease liability	118,502	130,020
Stock based compensation	1,831,685	1,793,599
Amortization of debt discounts	271,234	2,384,163
Gain on settlement of debt	(468,262)	(38,740)
Increase in related party accrued payroll and interest	71,927	105,101
Changes in operating assets and liabilities:
Accounts receivable	(694,929)	(533,952)
Prepaid expenses	(160,393)	(29,591)
Device parts inventory	(2,464,468)	(3,549,121)
Accounts payable and accrued expenses	505,068	1,294,286
Deferred compensation for CFO	1,663,833	—
Customer deposits	17,876	63,802
Operating lease liability payments	(225,413)	(233,147)
Current portion of deferred variable payment obligations for Payments	996,881	362,200
Accrued interest payable	4,086,194	3,985,712
Net cash used in operating activities	(12,196,388)	(12,951,743)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(23,724)	(22,165)
Purchase of trademarks	(6,241)	—
Purchase of investment (convertible note receivable)	(50,000)	—
Reimbursement of security deposit	—	5,359
Proceeds on disposal of fixed assets	—	21,000
Net cash used in investing activities	(79,965)	4,194

CASH FLOWS FROM FINANCING ACTIVITIES:
Share proceeds net of issuance costs	12,702,010	10,825,895
Proceeds on issuance of Series B Preferred Shares	278,000	—
Redemption of Series B Preferred Shares	(389,188)	—
Proceeds on issuance of Series C Preferred Shares	278,580	—
Net borrowings loan payable-related party	—	(54,179)
Proceeds from loans payable	350,000	1,750,000
Repayment of loans payable	(183,000)	(408,000)
Net cash provided by financing activities	13,036,402	12,113,716

Net change in cash	760,049	(833,833)

Cash, beginning of period	105,926	939,759

Cash, end of period	$865,975	$105,926

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$94,517	$17,726
Cash paid for income taxes	$—	$—

Noncash investing and financing activities:
Cumulative Effect Adjustment RFV discount per adoption of ASU 2020-06 at March 1, 2024	$4,175,535	$—
Right of use asset for lease liability	$—	$47,934
Transfer from device parts inventory to fixed assets	$3,506,341	$2,291,421
Proceeds of fixed asset disposition to loan payable, related party	$—	$21,000
Shares issued for services	$—	$44,460
Deferred compensation	$—	$538,767
Discount applied to face value of loans	$—	$200,000
Series F warrants issued along with debt	$—	$1,209,206
Exchange of Series F Preferred Shares for loans payable	$400,000	$—
Exchange of loans payable for common shares	$562,000	$—
Convertible note receivable exchanged for investment at cost	$50,000	$—
Dividend on Series B Preferred Shares paid in Series B Preferred Shares	$5,188	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION AND GOING CONCERN

Artificial Intelligence Technology Solutions Inc. (formerly known as On the Move Systems Corp.) (“AITX” or the “Company”) was incorporated in Florida on March 25, 2010 and reincorporated in Nevada on February 17, 2015. On August 24, 2018, Artificial Intelligence Technology Solutions Inc., changed its name from On the Move Systems Corp (“OMVS”).

Robotic Assistance Devices, LLC (“RAD”), was incorporated in the State of Nevada on July 26, 2016 as a LLC. On July 25, 2017, Robotic Assistance Devices LLC converted to a C Corporation, Robotic Assistance Devices, Inc. through the issuance of 10,000 common shares to its sole shareholder.

On August 28, 2017, AITX completed the acquisition of RAD (the “Acquisition”), whereby AITX acquired all the ownership and equity interest in RAD for 3,350,000 shares of AITX Series E Preferred Stock and 2,450 shares of Series F Convertible Preferred Stock. AITX’s prior business focus was transportation services, and AITX was exploring the on-demand logistics market by developing a network of logistics partnerships. As a result of the closing of the Acquisition, AITX has succeeded to the business of RAD, in which AITX purchased all of the outstanding shares of capital stock of RAD. As a result, AITX’s business going forward will consist of one segment activity which is the delivery of artificial intelligence and robotic solutions for operational, security and monitoring needs.

The Acquisition was treated as a reverse recapitalization effected by a share exchange for financial accounting and reporting purposes since substantially all of AITX’s operations were disposed of as part of the consummation of the transaction. Therefore, no goodwill or other intangible assets were recorded by AITX as a result of the Acquisition. RAD is treated as the accounting acquirer as its stockholders control the Company after the Acquisition, even though AITX was the legal acquirer. As a result, the assets and liabilities and the historical operations that are reflected in these financial statements are those of RAD as if RAD had always been the reporting company.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

For the year ended February 28, 2025, the Company had negative cash flow from operating activities of $12,196,388. As of February 28, 2025 the Company has an accumulated deficit of $156,496,930 and negative working capital of $2,548,138. Management does not anticipate having positive cash flow from operations in the near future. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

The Company does not have the resources at this time to repay all its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business. At the same time management points to its successful history with maintaining Company operations and reminds all with reasonable confidence this will continue. Management has plans to address the Company’s financial situation as follows:

Management is committed to raise either non-dilutive funds or minimally dilutive funds. There is no assurance that these funds will be able to be raised nor can we provide assurance that these possible raises may not have dilutive effects. In September 2024, the Company entered into an equity financing agreement whereby an investor will purchase up to $30,000,000 of the Company’s common stock at a discount over a two-year period. There remains approximately $24 million left to issue under this arrangement. Management believes that it has the necessary support to continue operations by continuing its funding methods in the following ways : growing revenues ,through equity proceeds, and issuing non-convertible debt.

F-8

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and in conformity with the instructions on Form 10-K of Regulation S-X and the related rules and regulations of the Securities and Exchange Commission (“SEC”). The audited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Robotic Assistance Devices, Inc., Robotic Assistance Devices Group, Inc, Robotic Assistance Devices Mobile, Inc., Robotic Assistance Devices Residential, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgements and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based. The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value equity instruments used in debt settlements, amendments and extensions.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Concentrations of Loans Payable

At February 28, 2025 there were $32,801,345 loans payable, $28,581,506 or 87% of these loans to companies controlled by one individual. At February 29, 2024 there were $32,796,345 loans payable, $28,540,506 or 87% of these loans to companies controlled by one individual.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments. The Company places its cash and cash equivalents with high-quality, U.S. financial institutions which, at times, may exceed federally insured limits, and, to date has not experienced losses on any of its balances.

F-9

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable are comprised of balances due from customers, net of estimated allowances for credit losses. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances. There was an allowance of $140,000 and $68,000 provided as of February 28, 2025 and February 29, 2024, respectively. For the year ended February 28, 2025, one customer accounts for 52% of total accounts receivable . For the year ended February 29, 2024, three customers account for 72% of total accounts receivable .

Device Parts Inventory

Device parts inventory is stated at the lower of cost or net realizable value using the weighted average cost method. The Company records a valuation reserve for obsolete and slow-moving inventory, relying principally on specific identification of such inventory. The Company uses these device parts in the assembly of revenue earning devices (and demo devices) as well as research and development. Depending on use, the Company will transfer the parts to the corresponding asset or expense if used in research and development. A charge to income is taken when factors that would result in a need for an increase in the valuation, such as excess or obsolete inventory, are noted. At February 28, 2025 and at February 29, 2024 there was a valuation reserve of $465,000 and $959,000, respectively.

Revenue Earning Devices

Revenue earning devices are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful life of 48 months. The Company continually evaluates revenue earning devices to determine whether events or changes in circumstances have occurred that may warrant revision of the estimated useful life or whether the devices should be evaluated for possible impairment. The Company uses a combination of the undiscounted cash flows and market approaches in assessing whether an asset has been impaired. The Company measures impairment losses based upon the amount by which the carrying amount of the asset exceeds the fair value.

Fixed Assets

Fixed assets are stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from three to five years. Major repairs or improvements are capitalized. Minor replacements and maintenance and repairs which do not improve or extend asset lives are expensed currently.

Computer equipment	3 years
Furniture and fixtures	3 years
Office equipment	4 years
Warehouse equipment	5 years
Demo Devices	4 years
Vehicles	3 years
Leasehold improvements	5 years, the life of the lease

The Company periodically evaluates the fair value of fixed assets whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized in income.

F-10

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by Management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life or written off if a product is abandoned. At February 28, 2025 and February 29, 2024, the Company had no deferred development costs.

Contingencies

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

Sales of Future Revenues

The Company has entered into transactions, as more fully described in footnote 10, in which it has received funding from investors in exchange for which it will make payments to those investors based on the level of sales of certain revenue categories, generally based on a percentage of sales for those certain revenues. The Company determines whether these agreements constitute sales of future revenues or are in substance debt based on the facts and circumstances of each agreement, with the following primary criteria determinative of whether the agreement constitutes a sale of future revenues or debt:

●	Does the agreement purport, in substance, to be a sale

●	Does the Company have continuing involvement in the generation of cash flows due the investor

●	Is the transaction cancellable by either party through payment of a lump sum or other transfer of assets

●	Is the investors rate of return implicitly limited by the terms of the agreement

●	Does the Company’s revenue for a reporting period underlying the agreement have only a minimal impact on the investor’s rate of return

●	Does the investor have recourse relating to payments due

In the event a transaction is determined to be a sale of future revenues, it is recorded as deferred revenue and amortized using the sum-of-the-revenue method. In the event a transaction is determined to be debt, it is recorded as debt and amortized using the effective interest method. As of the date of these financial statements, the Company has determined that all such agreements are debt.

F-11

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, supersedes the revenue recognition requirements and industry specific guidance under Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Topic 606 defines a five-step process that must be evaluated and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.. For the year ended February 28, 2025, one customer accounted for 55% of total revenue and for the year ended February 29, 2024, three customers accounted for 56% of total revenue (see Note-3).

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law. ASC 740, Accounting for Income Taxes requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. The Company’s gross deferred tax assets were revalued based on the reduction in the federal statutory tax rate from 35% to 21%. A corresponding offset has been made to the valuation allowance, and any potential other taxes arising due to the Tax Act will result in reductions to the Company’s net operating loss carryforward and valuation allowance. The Company will continue to analyze the Tax Act to assess its full effects on the Company’s financial results, including disclosures, for the Company’s fiscal year ending February 28, 2025, but the Company does not expect the Tax Act to have a material impact on the Company’s consolidated financial statements.

Leases

Lease agreements are evaluated to determine if they are sales/finance leases meeting any of the following criteria at inception: (a) transfer of ownership of the underlying asset; (b) purchase option that is reasonably certain of being exercised; (c) the lease term is greater than a major part of the remaining estimated economic life of the underlying asset; or (d) if the present value of the sum of lease payments and any residual value guaranteed by the lessee that has not already been included in lease payments in accordance with ASC 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset.

If at its inception, a lease meets any of the four lease criteria above, the lease is classified by the Company as a sales/finance; and if none of the four criteria are met, the lease is classified by the Company as an operating lease.

F-12

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term, whereby an equal amount of rent expense is attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in the later years. The difference between rent expense recognized and actual rental payments is recorded as deferred rent and included in liabilities.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company without the need to call a general meeting of common shareholders of the Company.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

F-13

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Inputs that are unobservable for the asset or liability.

Measured on a Recurring Basis

The following table presents information about our liabilities measured at fair value on a recurring basis, aggregated by the level in the fair value hierarchy within which those measurements fell:

	Amount at	Fair Value Measurement Using
	Fair Value	Level 1	Level 2	Level 3
February 28, 2025
Assets
Investment at cost	$100,000	$50,000	$—	$50,000
Liabilities
Incentive compensation plan payable – revaluation of equity awards payable in Series G shares	$4,000,000	$—	$—	$4,000,000

February 29, 2024
Liabilities
Incentive compensation plan payable – revaluation of equity awards payable in Series G shares	$2,500,000	$—	$—	$2,500,000

For the incentive compensation plan , the Company recorded stock based compensation of $0 and $1,521,000 for the years ended February 28, 2025 and February 29, 2024 with corresponding adjustments to incentive compensation plan payable.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses and advances, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

F-14

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

Recently Issued Accounting Pronouncements

Recently Issued Accounting Standards During the Year

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. The new guidance also requires the if-converted method to be applied for all convertible instruments. The amendments in ASU 2020-06 are effective for public entities, excluding smaller reporting companies as defined, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. A reporting entity is not permitted to adopt the guidance in an interim period, other than the first interim period of its fiscal year. The Company adopted the standard using a modified retrospective approach. The adjustment to the Company’s accumulated deficit at March 1, 2024 was $4,175,535 with a corresponding adjustment to loans payable.

3. REVENUE FROM CONTRACTS WITH CUSTOMERS

Revenue is earned primarily from two sources: 1) direct sales of goods or services and 2) short-term rentals. Direct sales of goods or services are accounted for under Topic 606, and short-term rentals are accounted for under Topic 842 (which addresses lease accounting and was adopted on March 1, 2019).

As disclosed in the revenue recognition section of Note 2 – Accounting Polices, the Company adopted Topic 606 in accordance with the effective date on March 1, 2018. Note 2 includes disclosures regarding the Company’s method of adoption and the impact on the Company’s financial statements. Revenue is recognized on direct sales of goods or services when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.

F-15

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

After adopting Topic 842, also referred to above in Note 3, the Company is accounting for revenue earned from rental activities where an identified asset is transferred to the customer and the customer has the ability to control that asset. The Company recognizes revenue from its device rental activities when persuasive evidence of a contract exists, the performance obligations have been satisfied, the transaction price is fixed or determinable and collection is reasonably assured. Performance obligations associated with device rental transactions are satisfied over the rental period. Rental periods are short-term in nature. Therefore, the Company has elected to apply the practical expedient which eliminates the requirement to disclose information about remaining performance obligations. Payments are due from customers at the completion of the rental, except for customers with negotiated payment terms, generally net 30 days or less, which are invoiced and remain as accounts receivable until collected.

The following table presents revenues from contracts with customers disaggregated by product/service:

	Year Ended February 28, 2025	Year Ended February 29, 2024
Device rental activities	$5,050,255	$1,626,207
Direct sales of goods and services	1,080,631	601,352
	$6,130,886	$2,227,559

4. LEASES

We lease certain warehouses, and office space. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, we did not combine lease and non-lease components.

There is no lease renewal. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Below is a summary of our lease assets and liabilities at February 28, 2025 and February 29, 2024.

Leases	Classification	February 28, 2025	February 29, 2024
Assets
Operating	Operating Lease Assets	$1,010,545	$1,139,188
Liabilities
Current
Operating	Current Operating Lease Liability	$197,349	$237,653
Noncurrent
Operating	Noncurrent Operating Lease Liabilities	810,513	889,360
Total lease liabilities		$1,007,862	$1,127,013

Note: As most of our leases do not provide an implicit rate, we use our incremental borrowing rate of 10%, which for the leases noted above was based on the information available at commencement date in determining the present value of lease payments. We compare against loans we obtain to acquire physical assets and not loans we obtain for financing. The loans we obtain for financing are generally at significantly higher rates and we believe that physical space or vehicle rental agreements are in line with physical asset financing agreements. CAM charges were not included in operating lease expense and were expensed in general and administrative expenses as incurred.

F-16

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Operating lease cost and rent was $240,731 and $260,406 for both the twelve months ended February 28, 2023 and February 29, 2024, respectively.

5. INVESTMENT

On December 23, 2022 the Company entered into a Simple Agreement for Future Equity (SAFE) contract to invest $50,000 to acquire shares of a company’s capital stock at a discount. On June 3, 2024 the Company acquired a $50,000 convertible note receivable from Nightingale Intelligent Systems, Inc., a private Delaware corporation that provides unmanned aerial vehicles (UAV) for commercial applications. On January 3, 2025 the Company exchanged it’s convertible note receivable for : 1,770,840 Series A preferred shares , 15,000 common shares and 165,000 common share warrants. On February 28, 2025, there was a 10 :1 split. The Company now holds 177,084 Series A preferred shares , 1,500 common shares and 16,500 common share warrants (at a strike price of $0.80/share). The Company values the investment at $50,000 at February 28, 2025.

6. REVENUE EARNING DEVICES

Revenue earning devices (RED) consisted of the following:

	February 28, 2025	February 29, 2024
Revenue earning devices	$6,831,352	$3,432,846
Less: Accumulated depreciation	(2,292,172)	(952,844)
	$4,539,180	$2,480,002

During the year ended February 28, 2025, the Company made total additions to revenue earning devices of $3,398,505 which were transferred from inventory. There was no permanent impairment on revenue earning services for the year ended February 28, 2025. During the year ended February 29, 2024, the Company made total additions to revenue earning devices of $2,166,081 which were transferred from inventory. The Company wrote- off assets with a value $748,243 and related accumulated depreciation $490,295 with a net book value of $257,948 as a permanent impairment on revenue devices along with finished goods inventory on assets not yet deployed of $326,180 for a total permanent impairment on revenue earning devices of $584,177.

Depreciation and amortization for the years ended February 28, 2025, and February 29, 2024, are as follows:

Depreciation and Amortization RED	Year Ended February 28, 2025	Year Ended February 29, 2024

Cost of Goods Sold	$1,051,498	$530,640
Operating expenses	287,830	132,660
Total Depreciation and Amortization RED	$1,339,328	$663,300

F-17

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. FIXED ASSETS

Fixed assets consisted of the following:

	February 28, 2025	February 29, 2024
Automobile	$74,237	$74,237
Demo devices	302,186	194,350
Tooling	107,020	107,020
Machinery and equipment	8,825	8,825
Computer equipment	157,448	150,389
Office equipment	15,312	15,312
Furniture and fixtures	21,225	21,225
Warehouse equipment	36,305	19,639
Leasehold improvements	26,956	26,956
	749,514	617,953
Less: Accumulated depreciation	(491,186)	(349,878)
	$258,328	$268,075

During the year ended February 28, 2025, the Company made additions to fixed assets of $23,724 and also additions through inventory transfers of $107,836.

During the year ended February 29, 2024, the Company made additions to fixed assets of $22,165 and also additions through inventory transfers of $125,340 and the Company sold a vehicle having a net book value of $4,574 for fair value proceeds of $21,000 and recorded a gain on disposal of fixed assets of $16,426. The $21,000 proceeds were applied to loan payable -related party.

Depreciation and amortization for the years ended February 28, 2025, and February 29, 2024, are as follows:

Depreciation and Amortization	Year Ended February 28, 2025	Year Ended February 29, 2024

Fixed assets	$141,309	$190,747
Revenue earning devices	287,830	132,660
Total Depreciation and Amortization included in operating expenses	$429,139	$323,407

F-18

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. DEFERRED VARIABLE PAYMENT OBLIGATION

On February 1, 2019 the Company entered into an agreement with an investor whereby the investor would pay up to $900,000 in exchange for a perpetual 9% rate payment (Payments) on the Company’s reported quarterly revenue from operations excluding any gains or losses from financial instruments (Revenues). At February 29, 2020 the investor has advanced the full $900,000.

On May 9, 2019 the Company entered into two similar arrangements with two investors:

(1)	The investor would pay up to $400,000 in exchange for a perpetual 4% rate Payment on the Company’s reported quarterly Revenues. At February 29, 2020, $400,000 has been paid to the Company.

(2)	The investor would pay up to $50,000 in exchange for a perpetual 1.11% rate Payment on the Company’s reported quarterly Revenues. At February 29, 2020, $50,000 has been paid to the Company.

These variable payments (Payments) are to be made 30 days after the end of each fiscal quarter. If the Payments would deplete RAD’s available cash by more than 30%, the Payments may be deferred for up to 12 months after the quarterly report at an interest rate of 6% per annum on the unpaid amount.

In the event that at least 10% of the assets of the Company are sold by the Company, the investors would be entitled to the fair market value (FMV) of all future Payments associated with the assets sold as determined by an independent valuator to be chosen by the investors. The FMV cannot exceed 30% of the total asset disposition price defined as the total price paid for the assets plus all future Payments associated with the assets sold. In the event that the common or preferred shares are sold by the Company to a third party as to effect a change in control, then the investors must be paid the FMV of all future Payments in one lump payment. The FMV cannot exceed 30% of the share disposition price defined as the total price the third party paid for the shares plus the total value of all future Payments.

On November 18, 2019 the Company entered into another similar arrangement with the (February 1, 2019) investor above whereby the investor would advance up to $225,000 in exchange for a perpetual 2.25% rate Payment on the Company’s quarterly Revenues (commencing on quarter ending May 31, 2020). At February 29, 2020 the investor has advanced $109,000 and the investor advanced the $116,000 remainder as of May 2020.

On December 30, 2019 the Company entered into another similar arrangement with a new investor whereby the investor would advance up to $100,000 in exchange for a perpetual 1.00% rate Payment on the Company’s quarterly Revenues (commencing quarter ended November 30, 2020). At February 29, 2020 the investor has advanced $50,000 with the remainder to be advanced no later than June 30, 2020. If the total investor advances turns out to be less than $100,000, this would not constitute a breach of the agreement, rather the 1.00% rate would be adjusted on a pro-rata basis.

On April 22, 2020 the Company entered into another similar arrangement with the (first May 9, 2019) investor above whereby the investor would advance up to $100,000 in exchange for a perpetual 1.00% rate Payment on the Company’s quarterly Revenues. At May 31, 2020 the investor has fully funded this commitment.

On July 1, 2020 the Company entered into a similar agreement with the first investor whereby the investor would pay up to $800,000 in exchange for a perpetual 2.75% rate payment (Payment) on the Company’s reported quarterly revenue. These Payments are to be made 90 days after the fiscal quarter with the first payment being due no later than May 31, 2021. If the Payments would deplete RAD’s available cash by more than 20%, the payment may be deferred. The investor had agreed to pay $100,000 per month over an 8 month period with the first payment due July 2020 and the final payment no later than February 28, 2021. As at August 31, 2020 the investor had fully funded the $800,000 commitment

F-19

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On August 27, 2020 the Company and the first investor referred to above consolidated the three separate agreements of February 1, 2019 for $900,000, November 18, 2019 for $225,000 and July 1, 2020 for $800,000 into a new agreement for a total of $1,925,000. This new agreement is for similar terms as the above agreements save for the following: the rate payment is revised to 14.25% payable on revenues commencing the quarter ended August 31, 2020 and the Payments are secured by the assets of the Company. This interest may be secured by UCC filing but is subordinated to equipment financing on the products the Company leases to its customers.

In summary of all agreements mentioned above if in the event that at least 10% of the assets of the Company are sold by the Company, the investors would be entitled to the fair market value (FMV) of all future Payments associated with the assets sold as determined by an independent valuator to be chosen by the investors. The FMV cannot exceed 43.77% of the total asset disposition price defined as the total price paid for the assets plus all future Payments associated with the assets sold. In the event that the common or preferred shares are sold by the Company to a third party as to effect a change in control, then the investors must be paid the FMV of all future Payments in one lump payment. The FMV cannot exceed 43.77% of the share disposition price defined as the total price the third party paid for the shares plus the total value of all future Payments. As of March 1, 2021 as a result of the amendment with the first investor noted below. This aggregate asset disposition % was reduced from 43.77 % to 33.77%

The Payments will first become payable on June 30, 2019 (unless otherwise indicated) based on the quarterly Revenues for the quarter ended May 31, 2019 and will accrue every quarter thereafter. As of February 28, 2025, the Company has accrued approximately $1,901,258 in Payments, of which $904,377 is in arrears. As of February 29, 2024, the Company has accrued approximately $904,377 in Payments, of which $542,176 is in arrears. No notices have been received by the Company.

On March 1, 2021 the first investor referred to above whose aggregate investment is $1,925,000 revised his agreements as follows:

1)	The rate payment was reduced from 14.25 % to 9.65%
2)	The asset disposition % (see below) was reduced from 31 % to 21%

In consideration for the above changes, the investor received 40 Series F Convertible Preferred Stock and a warrant to purchase 367 shares of its Series F Convertible Preferred Stock with a five-year term and an exercise price of $1.00. During the three months ended May 31, 2021 the warrant holder exercised warrants to acquire 38 shares of Series F Convertible Preferred Stock. The company attributed a fair value based on recent transactions for the Series F Preferred stock and warrants of $33,015,214 and recorded a loss on settlement of debt with a corresponding adjustment to paid in capital.

The Company retains total involvement in the generation of cash flows from these revenue streams that form the basis of the payments to be made to the investors under this agreement. Because of this, the Company has determined that the agreements constitute debt agreements. As of February 28, 2025, and February 29, 2024, the long-term balances other than Payments already owed is the cash received of $2,525,000 and $2,525,000, respectively.

For both the years ended February 28, 2025 and February 29, 2024, the Company has received $0 related to the deferred payment obligation as the balance remains $2,525,000 at both February 28, 2025 and February 29, 2024.

F-20

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS

For the years ended February 28, 2025, and February 29, 2024, the Company had net (advances) repayments of ($71,927) and $54,179, respectively, to its loan payable-related party. At February 28, 2025, the loan payable-related party was $329,365 and $257,438 at February 29, 2024. As of February 28, 2025, included in the balance due to the related party is $190,013 of deferred salary all of which bears interest at 12%. As of February 29, 2024, included in the balance due to the related party is $140,013 of deferred salary all of which bears interest at 12%. The accrued interest included at February 28, 2025, was $51,575 (February 29, 2024 - $32,468).

During the year ended February 28, 2025, the Company a net accrual of $1,663,833 in deferred compensation for the CEO. This would bring his annual bonus for the year ended February 28, 2025, to $2.5 million. For the fiscal year ended February 28, 2025, the Company paid out $836,167 to the CEO. During the year ended February 29, 2024, the Company accrued $538,767 in deferred compensation for the CEO. The Company had already recorded $461,233 in bonus compensation. This was all in accordance with a December 2023 board action allowing for $1 million of discretionary compensation.

During the years ended February 28, 2025, and February 29, 2024, the Company accrued 1,500 Series G shares to be issued totaling $1,500,000 and 2,000 Series G preferred shares to be issued totaling $2,000,000, respectively, both per Company resolution. The Series G preferred shares are redeemable at $1,000 per share and will be issued by the Company at the appropriate time. The balance of Incentive Compensation Plan Payable at February 28, 2025, was $4,000,000 and the balance February 29, 2024, was $2,500,000.

During the years ended February 28, 2025, and February 29, 2024, the Company was charged $2,541,180 and $2,810,839, respectively in consulting fees for research and development to a company partially owned by a principal shareholder included in research and development expenses. The principal shareholder received no compensation from this partially owned research and development company and the fees were spent on core development projects. As at both February 28, 2025, and February 29, 2024, the balance due to this company was $76,532.

10. OTHER DEBT – VEHICLE LOANS

In December 2016, RAD entered into a vehicle loan for $47,704 secured by the vehicle. The loan is repayable over 5 years maturing November 9, 2021, and repayable $1,019 per month including interest and principal. In November 2017, RAD entered into another vehicle loan secured by the vehicle for $47,661. The loan is repayable over 5 years, maturing October 24, 2022 and repayable at $923 per month including interest and principal. The principal repayments made were $0 for both the year ended February 28, 2022 and February 28, 2021. Regarding the second vehicle loan, the vehicle was returned at the end of fiscal 2019 and the car was subsequently sold by the lender for proceeds of $21,907 which went to reduce the outstanding balance of the loan. A loss of $3,257 was recorded as well. A balance of $21,578 remains on this vehicle loan at both February 28, 2023 and February 29, 2022. For the first vehicle loan, the vehicle was retired in 2020, the proceeds of the disposal of $18,766 was applied against the balance of the loan with a $5,515 gain on the remaining asset value of $13,251. A balance of $16,944 remains on this vehicle loan at both February 28, 2023 and February 28, 2022. As we received a legal opinion that collection on this debt is no longer enforceable we wrote off the remaining balances, with a gain on settlement of debt of $38,522. The remaining total balances of the amounts owed on the vehicle loans were $0 and $38,522 as of February 28, 2025 and February 29, 2024, respectively, of which all were classified as current.

F-21

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. LOANS PAYABLE

Loans payable at February 28, 2025 consisted of the following:

Date	Maturity	Description		Principal	Interest Rate
July 18, 2016	July 18, 2017	Promissory note	(1)*	$3,500	22%
December 10, 2020	March 1, 2027	Promissory note	(2)	3,921,168	12%
December 10, 2020	March 1, 2027	Promissory note	(3)	2,754,338	12%
December 10, 2020	December 10, 2024	Promissory note	(4)*	165,605	12%
December 14, 2020	March 1, 2027	Promissory note	(5)	310,375	12%
December 30, 2020	March 1, 2027	Promissory note	(6)	350,000	12%
January 1, 2021	March 1, 2027	Promissory note	(7)	25,000	12%
January 1, 2021	March 1, 2027	Promissory note	(8)	145,000	12%
January 14, 2021	March 1, 2027	Promissory note	(9)	388,000	12%
February 22, 2021	March 1, 2027	Promissory note	(10)	1,650,000	12%
March 1, 2021	March 1, 2027	Promissory note	(11)	6,000,000	12%
June 8, 2021	June 8, 2027	Promissory note	(12)	2,750,000	12%
July 12, 2021	July 26, 2026	Promissory note	(13)	3,740,360	7%
September 14, 2021	September 14, 2027	Promissory note	(14)	1,650,000	12%
July 28, 2022	March 1, 2027	Promissory note	(15)	170,000	15%
August 30, 2022	August 30,2027	Promissory note	(16)	3,000,000	15%
September 7, 2022	March 1, 2027	Promissory note	(17)	400,000	15%
September 8, 2022	March 1, 2027	Promissory note	(18)	475,000	15%
October 13, 2022	March 1, 2027	Promissory note	(19)	350,000	15%
October 28, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
November 9, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
November 10, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
November 15, 2022	October 31, 2026	Promissory note	(20)	400,000	15%
January 11, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
February 6, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
April 5. 2023	October 31, 2026	Promissory note	(20)	400,000	15%
April 20, 23	October 31, 2026	Promissory note	(20)	400,000	15%
May 11, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
October 27, 2023	October 31, 2026	Promissory note	(20)	400,000	15%
November 30, 2023	April 30, 2026	Purchase Agreement	(21)	203,000	35%
March 8, 2024	August 8, 2025	Purchase Agreement	(22)	350,000	35%
August 8, 2024	August 8, 2025	Exchange Agreement	(23)	-	12%
				$32,801,346

Less: current portion of loans payable				(519,105)
Less: discount on non-current loans payable				(360,163)
Non-current loans payable, net of discount				$31,922,078

Current portion of loans payable				$519,105
Less: discount on current portion of loans payable				-
Current portion of loans payable, net of discount				$519,105

*	In default

F-22

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	This note was transferred from convertible notes payable because in August 2022 it was no longer convertible due to restrictions placed on the lender.

(2)	This promissory note was issued as part of a debt settlement whereby $2,683,357 in convertible notes and associated accrued interest of $1,237,811 totaling $3,921,168 was exchanged for this promissory note of $3,921,168, and a warrant to purchase 450,000,000 shares at an exercise price of $.002 per share and a three-year maturity having a relative fair value of $990,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. On November 28, 2023, the parties extended the maturity date from December 10, 2023, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(3)	This promissory note was issued as part of a debt settlement whereby $1,460,794 in convertible notes and associated accrued interest of $1,593,544 totaling $3,054,338 was exchanged for this promissory note of $3,054,338, and a warrant to purchase 250,000,000 shares at an exercise price of $0.002 per share and a three-year maturity having a relative fair value of $550,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. $300,000 has been repaid during the year ended February 29, 2024. On November 28, 2023, the parties extended the maturity date from December 10, 2023, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(4)	This promissory note was issued as part of a debt settlement whereby $103,180 in convertible notes and associated accrued interest of $62,425 totaling $165,605 was exchanged for this promissory note of $165,605, and a warrant to purchase 80,000,000 shares at an exercise price of $.002 per share and a three-year maturity having a fair value of $176,000.The maturity date was extended from December 10, 2023 to December 10, 2024 on February 29, 2024 and a fee of $22,958 was paid and charged to interest expense. The note is in default. No notices have been sent.

(5)	This promissory note was issued as part of a debt settlement whereby $235,000 in convertible notes and associated accrued interest of $75,375 totaling $310,375 was exchanged for this promissory note of $310,375, and a warrant to purchase 25,000,000 shares at an exercise price of $.002 per share and a three-year maturity having a fair value of $182,500.

(6)	The note, with an original principal amount of $350,000, may be pre-payable at any time. The note balance includes an original issue discount of $35,000 and was issued with a warrant to purchase 50,000,000 shares at an exercise price of $0.025 per share with a 3-year term and having a relative fair value of $271,250. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $271,250 with a corresponding adjustment to paid in capital for the relative fair value of the warrant. On March 1, 2024, the unamortized relative fair value discount of $65,092 was removed with a corresponding adjustment to accumulated deficit. A $8,399 unamortized discount remained. On November 28, 2023, the parties extended the maturity date from December 10, 2023, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. For the year ended February 28, 2025, the Company recorded amortization expense of $8,261, with an unamortized discount of $138 at February 28, 2025.

(7)	This promissory note was issued as part of a debt settlement whereby $9,200 in convertible notes and associated accrued interest of $6,944 totaling $16,144 was exchanged for this promissory note of $25,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. On November 28, 2023, the parties extended the maturity date from January 1, 2024, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

F-23

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(8)	This promissory note was issued as part of a debt settlement whereby $79,500 in convertible notes and associated accrued interest of $28,925 totaling $108,425 was exchanged for this promissory note of $145,000. This note is secured by a general security charging all of the Company’s present and after-acquired property. On November 28, 2023, the parties extended the maturity date from January 1, 2024, to March 1, 2025, with all other terms and conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(9)	The note, with an original principal amount of $550,000, may be pre-payable at any time. The note balance includes an original issue discount of $250,000 and was issued with a warrant to purchase 50,000,000 shares at an exercise price of $0.025 per share with a 3-year term and having a relative fair value of $380,174. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $380,174 with a corresponding adjustment to paid in capital. On March 1, 2024, the unamortized relative fair value discount of $80,284 was removed with a corresponding adjustment to accumulated deficit. A $10,559 unamortized discount remained. On November 28, 2023, the parties extended the maturity date from January 14, 2024, to March 1, 2025, with all other terms and Conditions remaining the same. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. For the year ended February 28, 2025, the Company recorded amortization expense of $10,415, with an unamortized discount of $144 at February 28, 2025. On February 11, 2025, the Company repaid $162,000 through the issuance of 60,000,000 common shares.

(10)	The note, with an original principal balance of $1,650,000, may be pre-payable at any time. The note balance includes an original issue discount of $150,000 and was issued with a warrant to purchase 100,000,000 shares at an exercise price of $0.135 per share with a 3-year term and having a relative fair value of $1,342,857. The discount and warrant are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $1,342,857 with a corresponding adjustment to paid in capital for the relative fair value of the warrant. The maturity date was extended from February 22, 2022, to February 22, 2024, on February 28, 2022, in exchange for warrants to purchase 50,000,000 at an exercise price of $.0164 and a 3-year term. These warrants have a fair value of $950,000 recorded as interest expense with a corresponding adjustment to paid in capital recorded in the year ended February 28, 2022. On November 28, 2023, the parties extended the maturity date from February 22, 2024, to March 1, 2025, with all other terms and conditions remaining the same. On March 1, 2024, the unamortized relative fair value discount of $497,614 was removed with a corresponding adjustment to accumulated deficit. A $55,585 unamortized discount remained. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same. For the year ended February 28, 2025, the Company recorded amortization expense of $54,885, with an unamortized discount of $700 at February 28, 2025.

(11)	The unsecured note may be pre-payable at any time. Cash proceeds of $5,400,000 were received. The note balance of $6,000,000 includes an original issue discount of $600,000 and was issued with a warrant to purchase 300,000,000 shares at an exercise price of $0.135 per share with a 3-year term and having a relative fair value of $4,749,005 using Black-Scholes with assumptions described in note 13. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $4,749,005 with a corresponding adjustment to paid in capital for the relative value of the warrant. The maturity was extended from March 1, 2022 to March 1, 2024 on February 28, 2022 in exchange for warrants to purchase 150,000,000 shares of common stock at an exercise price of $.0164 and a 3 year term. These warrants have a fair value of $2,850,000 recorded as interest expense with a corresponding adjustment to paid in capital recorded in the year ended February 28, 2022. This note has been fully amortized. This note was again extended to March 1, 2025. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

F-24

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(12)	The note, with an original principal balance of $2,750,000, may be pre-payable at any time. The note balance includes an original issue discount of $50,000 and was issued with a warrant to purchase 170,000,000 shares at an exercise price of $0.064 per share with a 3-year term and having a relative fair value of $2,035,033. The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $2,035,033 with a corresponding adjustment to paid in capital. The maturity date was extended from June 8, 2022 to June 8, 2024 on February 28, 2022 in exchange for warrants to purchase 85,000,000 at an exercise price of $.0164 and a 3 year term. These warrants have a fair value of $1,615,000 recorded as interest expense with a corresponding adjustment to paid in capital recorded in the year ended February 28, 2022. This note was extended to June 8, 2025. On March 1, 2024, the unamortized relative fair value discount of $33,547 was removed with a corresponding adjustment to accumulated deficit. A $4,121 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $3,157, with an unamortized discount of $964 at February 28, 2025. On April 16, 2025, the parties again extended the maturity date from June 8, 2025, to June 8, 2027, with all other terms and conditions remaining the same.

(13)	This loan, with an original principal balance of $4,000,160, was in exchange for 184 Series F preferred shares from a former director. The interest and principal are payable at maturity. The loan is unsecured. For the year ended February 28, 2025, there were repayments of $36,000.

(14)	The note, with an original principal balance of $1,650,000, may be pre-payable at any time. The note balance includes an original issue discount of $150,000 and was issued with a warrant to purchase 250,000,000 shares at an exercise price of $0.037 per share with a 3-year term and having a relative fair value of $1,284,783, The discounts are being amortized over the term of the loan. After allocating these charges to debt and equity according to their respective values, a debt discount of $1,284,783 with a corresponding adjustment to paid in capital. On March 1, 2024, the unamortized relative fair value discount of $572,549 was removed with a corresponding adjustment to accumulated deficit. A $66,846 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $41,665, with an unamortized discount of $25,181 at February 28, 2025. This note was extended to September 14, 2025. On April 16, 2025, the parties again extended the maturity date from September 14, 2025, to September 14, 2027, with all other terms and conditions remaining the same.

(15)	Original $170,000 note may be pre-payable at any time. The note balance includes an original issue discount of $20,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from July 28, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(16)	A warrant holder exchanged 955,000,000 warrants for a promissory note of $3,000,000, bearing interest at 15% with a two year maturity. The fair value of the warrants was determined to be $2,960,500 with a corresponding adjustment to paid-in capital and a debt discount of $39,500 which will be amortized over the term of the loan. Principal and interest due at maturity. On March 1, 2024, the unamortized relative fair value discount of $11,535 was removed with a corresponding adjustment to accumulated deficit. This note has been fully amortized. This note was extended to August 30, 2025. On April 16, 2025, the parties again extended the maturity date from August 30, 2025, to August 30, 2027, with all other terms and conditions remaining the same.

(17)	Original $400,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from September 7, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(18)	Original $475,000 note may be pre-payable at any time. The note balance includes an original issue discount of $75,000. Principal and interest due at maturity. Secured by a general security charging all of RAD’s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from September 8, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

F-25

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(19)

Original $350,000 note may be pre-payable at any time. The note balance includes an original issue discount of $50,000. Principal and interest due at maturity. Secured by a general security charging all of the Company’s s present and after-acquired property. On November 29, 2023, the parties extended the maturity date from October 13, 2023, to March 1, 2025, with all other terms and conditions remaining the same. This note has been fully amortized. On April 16, 2025, the parties again extended the maturity date from March 1, 2025, to March 1, 2027, with all other terms and conditions remaining the same.

(20)	On October 28, 2022, the Company entered into an loan facility with a lender for up to $4,000,000 including an original issue discount of $500,000. In exchange the Company will issue one series F Preferred Share, extended 329 series F warrants with a March 1, 2026 maturity to a new October 31, 2033 maturity, and issue up to 10 tranches with each tranche of $400,000, with cash proceeds of $350,000 an original issue discount of $50,000, October 31, 2026 maturity, and 61 Series F warrants with a October 31, 2033 maturity. Secured by a general security charging all of the Company’s present and after-acquired property. At February 29, 2024 the Company has issued all 10 tranches totaling $ 4,000,000 as follows:

October 28, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants and 1 Series F Preferred Share having a relative fair value of $299,399. On March 1, 2024, the unamortized relative fair value discount of $286,775 was removed with a corresponding adjustment to accumulated deficit. A $47,892 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $14,981, with an unamortized discount of $32,911 at February 28, 2025.

(20)	November 9, 2022, $400,000 loan, original issue discount of $50,000 , 61 Series F Preferred Share warrants having a relative fair value of $299,750. On March 1, 2024, the unamortized relative fair value discount of $288,513 was removed with a corresponding adjustment to accumulated deficit. A $48,126 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,050, with an unamortized discount of $33,076 at February 28, 2025.

November 10, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $302,020. On March 1, 2024, the unamortized relative fair value discount of $291,694 was removed with a corresponding adjustment to accumulated deficit. A $48,290 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,098, with an unamortized discount of $33,192 at February 28, 2025.

November 15, 2022, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,959. On March 1, 2024, the unamortized relative fair value discount of $287,814 was removed with a corresponding adjustment to accumulated deficit. A $47,976 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,005, with an unamortized discount of $32,971 at February 28, 2025.

January 11, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,959. On March 1, 2024, the unamortized relative fair value discount of $286,813 was removed with a corresponding adjustment to accumulated deficit. A $48,124 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,048, with an unamortized discount of $33,076 at February 28, 2025.

February 6, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $299,959. On March 1, 2024, the unamortized relative fair value discount of $288,342 was removed with a corresponding adjustment to accumulated deficit. A $48,294 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,095, with an unamortized discount of $33,195 at February 28, 2025.

F-26

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 5, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $296,245. On March 1, 2024, the unamortized relative fair value discount of $286,821 was removed with a corresponding adjustment to accumulated deficit. A $48,409 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,132, with an unamortized discount of $33,277 at February 28, 2025.

April 20, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $302,219. On March 1, 2024, the unamortized relative fair value discount of $294,824 was removed with a corresponding adjustment to accumulated deficit. A $48,777 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,241, with an unamortized discount of $33,536 at February 28, 2025.

May 11, 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $348,983. On March 1, 2024, the unamortized relative fair value discount of $348,831 was removed with a corresponding adjustment to accumulated deficit. A $49,978 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,994, with an unamortized discount of $33,384 at February 28, 2025.

October 27 2023, $400,000 loan, original issue discount of $50,000, 61 Series F Preferred Share warrants having a relative fair value of $261,759. On March 1, 2024, the unamortized relative fair value discount of $254,487 was removed with a corresponding adjustment to accumulated deficit. A $48,611 unamortized discount remained. For the year ended February 28, 2025, the Company recorded amortization expense of $15,193, with an unamortized discount of $33,418 at February 28, 2025.

(21)	On November 30, 2023, the Company entered into an agreement where the lender will pay the Company $350,000 in exchange for thirteen future monthly payments of $36,750 commencing on April 30,2024 through to April 30, 2025 totaling $477,750. The effective interest rate is 35% per annum. Secured by a general security charging all of RAD’s present and after-acquired property. Default rate of 15% per annum calculated daily on any missed monthly payment. The Company has repaid $147,000 and $53,000 in accrued interest in July to account for the missed April through to August 2024 payments in agreement with the lender. The Company have missed the subsequent monthly payments. On April 16, 2025, the parties again extended the maturity date from April 30, 2025, to April 30, 2026, with all other terms and conditions remaining the same.

(22)	On March 8, 2024, the Company entered into another agreement where the lender will pay the Company $350,000 in exchange for thirteen future monthly payments of $36,750 commencing on August 8, 2024 through to August 80, 2025 totaling $477,750. The effective interest rate is 35% per annum. Secured by a general security charging all of RAD’s present and after- acquired property. Default rate of 15% per annum calculated daily on any missed monthly payment. The August 2024 through to May 2025 payments have not been made but will be resolved with the lender. No notices have been sent.

(23)	On August 8, 2024, a Series F preferred shareholder exchanged 20 Series F the preferred shares for a $400,000 note payable. On August 22, 2024 the lender exchanged $200,000 of note principal for 57,142,857 common shares. The common shares were issued in September 2024. On December 16, 2024 the lender exchanged the remaining $200,000 of note principal for 76,923,076 common shares. The note has been fully repaid.

F-27

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. STOCKHOLDERS’ DEFICIT

Preferred Stock: The Company is authorized to issue up to 20,000,000 shares of $0.001 par value preferred stock. The board of directors is authorized to designate any series of preferred stock up to the total authorized number of shares.

Series B Convertible, Redeemable Preferred Stock

The board of directors has designated 5,000 shares of Series B Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the date of this report, there are no shares of Series B Preferred Stock outstanding. The Series B Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 8%. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series B Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (85%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of eight percent (8%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the thirtieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem one-third of the Preferred Stock outstanding for a redemption price equal to the redemption value of each such share of Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Holder including, but not limited to Late Fees, liquidated damages and the legal fees and expenses of the Holder’s counsel. On the sixtieth (60th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem one-half of the Preferred Stock then outstanding for the redemption price. On the ninetieth (90th) calendar day following the date Preferred Stock is issued, the Corporation shall have the obligation to redeem all of the Preferred Stock then outstanding for the redemption price. From the date of issuance until the date no shares of Series B Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

F-28

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series C Convertible, Redeemable Preferred Stock

The board of directors has designated 1,000 shares of Series C Convertible, Redeemable Preferred Stock with a par value of $0.001 per share. As of the date of this report, there are 306 shares of Series C Preferred Stock outstanding. The Series C Convertible Preferred Stock are redeemable at $1,200 per share, rank in priority to common stock and common stock equivalents upon liquidation of the Company, have voting rights on a converted basis and receives quarterly dividends of 12%. Each holder may, after 180 days after issuance, at any time and from time to time convert all, but not less than all, of their shares of Series C Convertible, Redeemable Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by dividing the redemption value by the Conversion Price. The Conversion price is equal to the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the acquisition of the shares and (2) the lowest traded price of the Common Stock during the ten (10) calendar days immediately preceding, but not including, the Conversion Date. Following an event of default,” as defined in the Purchase Agreement, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty five percent (90%) of the lowest traded price for the Company’s common stock during the fifteen (10) Trading Days immediately preceding, but not including, the Conversion Date. Each share of Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of twelve percent (12%) per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company. Any dividends that are not paid a shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 14% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the dividend payment date through and including the date of actual payment in full. On the one hundred eightieth day following the issue date of this Preferred Stock the Company shall have the obligation to redeem all outstanding Series Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents (“Redemption Date”). Prior to the Redemption Date, the Company at its discretion and on three (3) Trading Days’ written notice, may redeem all outstanding Preferred Shares for one hundred nine and one half percent (109.5%) of the stated value, plus any accrued but unpaid dividends, plus all other amounts due to the Holder pursuant to the Certificate of Designation and/or any Transaction Documents.

From the date of issuance until the date no shares of Series C Preferred Stock are issued and outstanding, unless Holders of at least 75% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; (c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Transaction Documents: (e) pay cash dividends or distributions on Junior Securities of the Corporation; f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or(g) enter into any agreement with respect to any of the foregoing.

F-29

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series E Preferred Stock

The board of directors has designated 4,350,000 shares of Series E Preferred Stock. As of the date of this report, there are 3,350,000 shares of Series E Preferred Stock outstanding. The Series E Preferred Stock ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation. The Series E preferred stock is non-redeemable, does not have rights upon liquidation of the Company and does not receive dividends. The outstanding shares of Series E Preferred Stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of equity instruments with voting rights. As a result, the holder of Series E Preferred Stock has 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders.

Series F Convertible Preferred Stock

The board of directors has designated 10,000 shares of Series F Convertible Preferred Stock with a par value of $1.00 per share. As of the date of this report, there are 2,513 shares of Series F Convertible Preferred Stock outstanding. The Series F Convertible Preferred Stock is non-redeemable, does not have rights upon liquidation of the Company, does not have voting rights and does not receive dividends. Each holder may, at any time and from time to time convert all, but not less than all, of their shares of Series F Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by three and 45 100ths (3.45) on a pro rata basis. So long as any shares of Series F Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the majority of the holders: (a) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series F convertible preferred stock; (b) create any Senior Securities; (c) create any pari passu Securities; (d) do any act or thing not authorized or contemplated by the Certificate of Designation which would result in any taxation with respect to the Series F Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

Series G Preferred Stock

The board of directors has designated 100,000 shares of Series G Preferred Stock. As of the date of this report, there are no shares of Series G Preferred Stock outstanding. The series G shares are redeemable at $1,000 per share. The Series G preferred stock does not have voting rights, does not have rights upon liquidation of the Company and does not receive dividends.

Summary of Preferred Stock Activity

Series B Convertible, Redeemable Preferred Stock (Temporary Equity)

On April 27, 2024, in connection with a Share Purchase Agreement the Company created a new class of Series B Convertible Redeemable Preferred Shares with 5,000 authorized shares.

In exchange for 300 Series B Convertible Redeemable Preferred Shares , the Company received gross proceeds of $300,000 with net proceeds of $278,000 after paying $10,000 in legal fees and 12,000 in broker fees both charged against paid in capital. In addition, as a commitment fee the Company issued an additional 20 Series B Convertible Redeemable Preferred Shares, with a fair value of $24,000 charged to paid in capital. The shares have a redemption value of $1,200 per share. The Company had to redeem one third of these shares in 30, days and each 30 days thereafter until all the shares are redeemed at 90 days. The Company had to also pay an 8% dividend from issue date to redemption date. On May 30, June 28 and July 28, 2024 the Company then issued total dividends of 4.32 shares of Series B Convertible Redeemable Preferred Shares having a value of $5,188 and, fully redeemed the outstanding 324 Series B shares for $389,189 including deemed dividends of $89,189 which represents the redemption value over the purchase cost of the shares. At February 28, 2025 there were 0 shares outstanding.

F-30

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series C Convertible, Redeemable Preferred Stock (Temporary Equity)

On February 10, 2025, in connection with a Share Purchase Agreement the Company created a new class of Series C Convertible Redeemable with 1,000 authorized shares.

In exchange for 306 Series C Convertible Redeemable Preferred Shares , the Company received gross proceeds of $306,000 with net proceeds of $278,580 after paying $6,000 in legal fees and $21,420 in broker fees both charged against paid in capital. The Company must redeem the shares at stated capital of 1,200 per share and a 1.09 premium at 180 days after issuance. The Company recorded the 306 outstanding shares at its redemption value of $402,084 at February 28, 2025, with the offsetting adjustment to paid in capital.

Series F Convertible Preferred Stock

Each holder of Series F Convertible Preferred Shares may, at any time and from time to time convert all, but not less than all, of their shares into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion by three and 45 100ths (3.45) on a pro rata basis.

On April 30, 2024 the Company increased authorized shares to 10,000 Series F Preferred Shares.

Series F Preferred Stock Activity:

During the year ended February 28, 2025 Series F shareholders had the following activity:

—

A Series F preferred shareholder exchanged 20 Series F preferred shares for a $400,000 note payable. (see Note 11). The Company record an adjustment to the par value of the shares of $20, paid -in capital for the carrying value of the shares of $65,793 with the remaining amount of $334,187 a deemed dividend.

During the year ended February 29, 2024 Series F shareholders had the following activity:

—	A total of 244 Series F Preferred Stock Warrants issued along with debt to a lender.

Unissued Series F Preferred Stock

At both February 28, 2025 and February 29, 2024 there remains 46 issuable Series F preferred stock at a value of $99,086.

Summary of Preferred Stock Warrant Activity

	Number of Series F Preferred Warrants	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at March 1, 2024	939	$1.00	9.5
Issued	—	—	—
Exercised	—	—	—
Forfeited and cancelled	—	—	—
Outstanding at February 28, 2025	939	$1.00	8.5

F-31

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Summary of Common Stock Activity

The Company increased authorized common shares from 5,000,000,000 to 6,000,000,000 on July 8, 2022, from 6,000,000,000 to 7,225,000,000 on March 19, 2023 from 7,225,000,000 to 10,000,000,000 on August 30, 2023, from 10,000,000,000 to 12,500,000,000 on March 22, 2024., from 12,500,000,000 to 15,000,000,000 on October 4, 2024 and from 15,000,000,000 to 20,000,000,000 on February 21, 2025.

Summary of Common Stock Activity

During the year ended, February 28, 2025, common shareholders had the following activity:

—	the Company issued 4,979,636,877 common shares with gross proceeds of $13,697,245 and net proceeds of $13,120,679 after paid issuance costs of $576,565. Included in the net proceeds are $418,669 in share proceeds receivable received after year end. Included in these common shares was a commitment fee of $125,000 on the issuance of 43,859,650 shares bringing total fees to $701,565.

—	the Company issued 194,065,933 common shares to repay $562,000 loans payable from two different lenders.

During the year ended, February 29, 2024, common shareholders had the following activity:

—	the Company issued 3,383,509,359 common shares with gross proceeds of $11,282,955 and net proceeds of $10,825,895 after issuance costs of $457,060.

—	the Company issued 6,500,000 common shares for services with a fair value of $44,460.

Summary of Warrant and Stock Option Activity

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at February 29, 2023	314,217,451	$0.114	1.95
Issued	—	—	—
Exercised	—	—	—
Forfeited and cancelled	(13,621,790)	(0.01)	—
Outstanding at February 29, 2024	300,595,661	$0.003	1.00
Issued	—	—	—
Exercised	—	—	—
Forfeited and cancelled	(253,324,212)	(0.003)	—
Outstanding at February 28, 2025	47,271,449	$0.003	2.44

During the year ended February 28, 2025 warrant holders had the following activity:

—	During the year warrants to acquire 253,324,212 shares expired.

During the year ended February 29, 2024 warrant holders had the following activity:

—	On January 27, 2024 warrants to acquire 13,621,790 shares expired.

F-32

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended February 28, 2025 and February 29, 2024, the Company recorded a total of $0 and $0, respectively on stock-based payments for warrants with a corresponding adjustment to additional paid-in capital.

For the years ended February 28, 2025 and February 29, 2024 the Company recorded a total of $331,685 and $272,559 respectively, to stock-based compensation for options and shares with a corresponding adjustment to additional paid-in capital. In addition the Company recorded other stock based compensation of $0 and ($479,000), respectively with a corresponding adjustment to incentive compensation plan payable, payable in Series G Preferred shares which have not yet been issued.

Summary of Common Stock Option Activity

Summary of CEO Compensation Grant

On April 9, 2021 the Company entered into a renewable Employment Agreement with Chief Executive Officer, Steven Reinharz with a three- year term under the following terms whereby stock awards will be granted if certain conditions are met:

Objective #3:	Sales in any fiscal quarter exceed the total sales in fiscal year 2021 for the first time.

Award #3:	Five hundred (500) shares of Series G preferred stock.

Objective #4:	One hundred fifty (150) devices are deployed in the marketplace.

Award #4:	Two hundred fifty (250) shares of Series G preferred stock.

Objective #5:	Year-to-date sales at any point in fiscal year 2022 exceed One Million Dollars ($1,000,000).

Award #5:	Two hundred fifty (250) shares of Series G preferred stock.

Objective #6:	The price per share of common stock has increased to and maintains a price of Ten Cents ($0.10) or more for ten (10) days in a thirty (30) day period.

Award #6:	Two hundred fifty (250) shares of Series G preferred stock.

Objective #7:	The price per share of common stock has increased to and maintains a price of Twenty Cents ($0.20) or more for ten (10) days in a thirty (30) day period.

Award #7:	Five hundred (500) shares of Series G preferred stock.

Objective #8:	The RAD 3.0 products are launched into the marketplace by November 30, 2021.

Award #8:	Five hundred (500) shares of Series G preferred stock.

Objective #9:	RAD receives an order for fifty (50) units from a single customer.

Award #9:	Five hundred (500) shares of Series G preferred stock.

F-33

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On January 31, 2024 the Company added the following Objective effective March 1, 2022:

Objective # 10	In any fiscal quarter, attrition , measured by loss of recurring monthly revenue does not exceed 10%

Award #10	Two hundred fifty (250) shares of Series G preferred stock.

The fair value of the first two awards was obtained through the use of the Monte Carlo method was $69,350 with a charge to stock- based compensation and a corresponding charge to paid in capital. The fair value of the remaining rewards was determined by calculating the vesting amounts of each reward and then determining for each reporting period the requisite service rendered and applying that against the cash redemption value of the number of shares of Series G issuable for each tier in the agreement. For the period ended February 28, 2025 that amount totaled $0. For the period ended February 29, 2024 that amount totaled $1,521,000 with a charge to stock-based compensation and a corresponding charge to incentive compensation plan payable. For the period ended February 28, 2023 that amount totaled $499,500 with a charge to stock-based compensation and a corresponding charge to incentive compensation plan payable.

On April 14, 2021, the Shareholders of Series E Preferred Stock and the Board of Directors of our Company (“Board”) approved and adopted the 2021 Incentive Stock Plan (the “2021 Plan”). On August 11, 2022 the Company amended the 2021 Plan increasing the maximum number of shares applicable to the 2021 Plan from 5,000,000 to 100,000,000. On August 14, 2023 the Company further amended the plan increasing the maximum shares to 200,000,000.

The purpose of the 2021 Plan is to promote the success of the Company by authorizing incentive awards to retain Directors, executives, selected Employees and Consultants, and reward participants for making major contributions to the success of the Company. The 2021 Plan authorizes the granting of stock options, restricted stock, restricted stock units, stock appreciation rights and stock awards. A total of two hundred million (200,000,000) shares of common stock may be issued under the 2021 Plan. All awards under the 2021 Plan, whether vested or unvested, are subject to the terms of any recoupment, clawback or similar policy of the Company in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of awards or any shares of stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards. The 2021 Plan will be administered by the Board or any Committee authorized by the Board, if applicable, which will have the sole authority to, among other things: construe and interpret the 2021 Plan; make rules and regulations relating to the administration of the 2021 Plan; select participants; and establish the terms and conditions of awards, all in accordance with the terms of the 2021 Plan. The 2021 Plan will remain in effect until April 14, 2031, unless sooner terminated by the Board. Termination will not affect awards then outstanding.

During the year ended February 28, 2025 the Company had the following common stock option activity:

—	On the original 2021 plan, options to purchase 2,475,000 shares were forfeited due to employee terminations. On the 2023 plan (see below) 3,963,404 options to purchase shares were forfeited due to employee terminations.

F-34

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During the year ended February 29, 2024 the Company had the following common stock option activity:

—	On September 1, 2023, the Company as an addition to the afore-mentioned Incentive Stock Option Plan issued 114,217,035 shares to 48 employees. The shares were issued with an exercise price of $0.02, vest after 4 years with a 5 year term having a fair value of $593,929 using the Black-Scholes model with assumptions described below:

Strike price	$0.02
Fair value of Company’s common stock	$0.0052
Dividend yield	0.00%
Expected volatility	320.5
Risk free interest rate	4.29%
Expected term (years)	4.50

The Company recorded $74,241 in stock-based compensation on the 2023 plan which represents the current expense over the vesting period. In addition the company recorded $198,357 stock based compensation on the 2022 options , so for the year ended February 29, 2024 the Company recorded a total of $272,599 in stock based compensation with a corresponding increase in paid up capital.

—	On the original 2021 plan, options to purchase 21,275,000 shares were forfeited due to employee terminations

Summary of Common Stock Option Activity

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at March 1, 2023	95,725,000	$0.02	4.75
Issued	114,217,035	$0.02	4.75
Exercised	—	—	—
Forfeited, extinguished and cancelled	(21,275,000)	$0.02	(4.00)
Outstanding at February 29, 2024	188,667,035	$0.02	4.10

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Years
Outstanding at March 1, 2024	188,667,035	$0.02	4.10
Issued	—	—	—
Exercised	—	—	—
Forfeited, extinguished and cancelled	(6,438,934)	$0.02	(3.50)
Outstanding at February 28, 2025	182,228,131	$0.02	3.10

F-35

13. COMMITMENTS AND CONTINGENCIES

Litigation

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s condensed consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

The related legal costs are expensed as incurred.

On September 24, 2024, a prospective lender filed a claim against the Company for an alleged breach of a non-binding term sheet made on June 7, 2024. This claim is an example of predatory lending practices for which the Company has filed a notice of dismissal in the relevant jurisdiction. The Company and its counsel believe the claim is without merit. However, the courts have mandated mediation, and it appears that the parties may reach a settlement in the near future. The Company has made no accruals.

Operating Lease

On March 10, 2021, the Company entered into a 10 year lease agreement for q manufacturing facility at 10800 Galaxie Avenue, Ferndale, Michigan, 48220, commencing on May 1, 2021 through to April 30, 2031 with a minimum base rent of $15,880 per month. The base rent increase by 3% per annum commencing May 1, 2024. The Company paid a security deposit of $15,880.

On September 30, 2021, the Company entered into a 3-year lease agreement for a vehicle commencing September 30, 2021 through to September 30, 2024 with a minimum base rent of $1,538 per month. The Company paid a down payment of $18,462.

On February 5, 2024, the Company entered into a 3-year lease agreement for a vehicle commencing February 5, 2024 through to February 5, 2027 with a minimum base rent of $1,223 per month. The Company paid a down payment of $9,357.

The Company’s leases are accounted for as operating leases. Rent expense and operating lease cost are recorded over the lease terms on a straight-line basis. Rent expense and operating lease cost was $240,731 and $260,406 for the years ended February 28, 2025 and February 29, 2024, respectively.

Maturity of Lease Liabilities	Operating Leases
February 28, 2026	$225,348
February 28, 2027	223,866
February 29, 2028	207,558
February 28, 2029	207,558
February 28, 2030	207,558
February 28, 2031 and after	242,151
Total lease payments	1,314,039
Less: Interest	(306,177)
Present value of lease liabilities	$1,007,862

F-36

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. LOSS PER SHARE

The net loss per common share amounts were determined as follows:

	For the Year Ended
	February 28,	February 29,
	2025	2024
Numerator:
Net loss available to common shareholders	$(18,935,592)	$(20,708,716)

Effect of common stock equivalents
Less redemption dividend to Series F and Series B preferred shareholders	(423,476)	—
Net loss adjusted for common stock equivalents	(19,358,968)	(20,708,716)

Denominator:
Weighted average shares - basic	11,647,673,315	7,080,914,317

Net loss per share – basic	$(0.00)	$(0.00)

Denominator:
Weighted average shares – diluted	11,647,673,315	7,080,914,317

Net loss per share – diluted	$(0.00)	$(0.00)

The anti-dilutive shares of common stock equivalents for the years ended February 28, 2025 and February 29, 2024 were as follows:

	For the Year Ended
	February 28,	February 29,
	2025	2024
Convertible Class F Preferred Shares	49,722,965,500	31,873,690,805
Stock options and warrants	229,499,580	489,262,696
Total	49,952,465,080	32,362,953,501

F-37

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. INCOME TAXES

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The income tax expense (benefit) consisted of the following for the fiscal years ended February 28, 2025 and ended February 29, 2024:

	February 28, 2025	February 29, 2024
Total current	$—	$—
Total deferred	—	—
Total	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax provision to the actual income tax benefit for the fiscal years ended February 28, 2025 and February 29, 2024:

February 28, 2025
Federal statutory rate	$(4,000,000)
State income tax benefit, net of federal benefit	(900,000)
Non deductible interest	500,000
Non deductible stock based compensation	322,000
Change in valuation allowance	4,078,000
Total	$—

February 29, 2024
Federal statutory rate	$(4,349,000)
State income tax benefit, net of federal benefit	(994,000)
Non deductible interest	501,000
Non deductible stock based compensation	377,000
Change in valuation allowance	4,465,000
Total	$—

For the years ended February 28, 2025 and February 29, 2024, the expected tax benefit, temporary timing differences and long-term timing differences are calculated at the 21% statutory rate.

F-38

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the Company’s deferred tax assets and liabilities were as follows for the fiscal years February 28, 2025 and February 29, 2024:

	February 28, 2025	February 29, 2024
Deferred tax assets:
Net operating loss carryforwards	$20,000,000	$17,116,115

Deferred tax liabilities:
Depreciation	—	—
Deferred revenue	—	—
Total deferred tax liabilities	—	—

Net deferred tax assets:
Less valuation allowance	(20,000,000)	(17,116,115)
Net deferred tax assets (liabilities)	$—	$—

The Company has incurred losses since inception, therefore, the Company has no federal tax liability. Additionally there are limitations imposed by certain transactions which are deemed to be ownership changes which occurred in the Company on August 28, 2017. The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carryforward was approximately $76,973,800 at February 28, 2025 and $61,973,800 at February 29, 2024, that is available for carryforward for federal income tax purposes and begin to expire in 2030.

Although the Company has tax loss carry-forwards, there is uncertainty as to utilization prior to their expiration. Accordingly, the future income tax asset amounts have been fully reserved by a valuation allowance.

The Company has maintained a full valuation allowance against its deferred tax assets at February 28, 2025 and February 29, 2024. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax asset, a full valuation allowance has been provided.

The Company does not have any uncertain tax positions at February 28, 2025 and February 29, 2024 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

The Company’s tax returns for the years ended February 29, 2024, and February 28, 2023, and February 28, 2022 are open for examination under Federal statute of limitations.

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ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. SUBSEQUENT EVENTS

Subsequent to February 28, 2025 through to filing date,

— the Company issued 1,400,000,000 common shares pursuant to a share purchase agreement for gross proceeds of $2,231,505, issuance costs of $96,435 and cash proceeds of $2,135,070.

— The Company issued 435,000,000 shares to a lender to settle $738,000 in principal and $37,500 in accrued interest totaling $775,500, pursuant to exchange agreements with the lender.

— on May 27, 2025 the Company entered into an Amended Equity Financing Agreement whereby an investor shall invest up to $30,000,000 over the course of twenty four (24) month at a purchase price of eighty percent (80%) of the lowest trade price in the 9 day preceding period. If the average Closing Price for the Common Stock during the three (3) trading days preceding a purchase is equal to or greater than one cent ($.01) per share, the applicable purchase price shall equal eighty five percent (85%) of the lowest trade price in the 9 day preceding period. Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the purchase price shall equal ninety percent (90%) of the lowest Volume Weighted Average Price (“VWAP”) for the Common Stock during the 9 day preceding period subject to a floor of $2.00 per share, below which the Company shall not be required to sell shares. In conjunction with the above agreement, the Company entered into a Registration Rights Agreement.

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PROSPECTUS

Up to 1,140,380,240 Shares of Common Stock

June 6, 2025

- Prospectus Cover Page -

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the SEC registration fee.

Accounting fees and expenses	$10,000
Total	$10,000

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

As far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statements

(a)(1) Financial Statements

The consolidated financial statements and Report of Independent Registered Public Accounting Firm are listed in the Index to Financial Statements and Financial Statement Schedules on page F-1 and included on pages F-2 through F-36.

2) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are not applicable (and therefore have been omitted), or the required disclosures are contained in the financial statements included herein.

Exhibit #	Description

3.1	Articles of Incorporation filed with Nevada Secretary of State on 9/8/2014 (previously filed as Exhibit 3.1 to the Registrant’s Transition Report on Form 10-KT filed on 3/12/2018.

3.2	Amended Bylaws (previously filed as Exhibit 4.1 on Form S-3 on 9/2/2021 and incorporated by reference)

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4.3	Amendment to Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.5 to Registrant’s Transition Report on Form 10-KT filed on 3/12/2018 and incorporated by reference)

4.4	Certificate of Designation of Series F Convertible Preferred Stock (previously filed as exhibit 3.4 to the Registrant’s Transition Report on Form 10-KT filed on 3/12/2018 and incorporated by reference)

4.5	Amendment No. 2 to Certificate of Designation of Series F Convertible Preferred Stock (previously filed as Exhibit 10.1 of Registrant’s Form 8-K filed on 8/24/2021 and incorporated by reference)

4.6	Certificate of Designation of Series G Preferred Stock (previously filed as Exhibit 3.4 to the Registrant’s Transition Report on Form 10-KT on 3/12/2018 and incorporated by reference)

5.1	Opinion of Frederick M. Lehrer, P. A. *

10.1	Equity Financing Agreement (previously filed as Exhibit 10.1 to the Registrant’s Form S-1 dated March 31, 2023)

10.2	Registration Rights Agreement (previously filed as Exhibit 10.2 to the Registrant’s Form S-1 dated March 31, 2023)

10.3	Placement Agent Agreement with Icon Capital Group (previously filed as Exhibit 10.3 to the Registrant’s Form S-1 dated March 31, 2023)

10.4	September 24, 2023 Finder’s Fee Agreement with JH Darbie & Co. (previously filed as Exhibit 10.4 to the Registrant’s Form S-1 dated September 29, 2023)

10.5	April 29, 2024 Securities Purchase Agreement with GHS (previously filed as Exhibit 10.5 to the Registrant’s Form S-1A dated May 9, 2024)

10.6	May 27, 2025 Equity Financing Agreement *

10.7	May 27, 2025 Registration Rights Agreement *

23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1) *

23.2	Consent of L J Soldinger Associates, LLC, Independent Registered Public Accounting Firm *

107	Calculation of Filing Fee Table*

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document. *

101.SCH	Inline XBRL Taxonomy Extension Schema Document *

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document *

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document *

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) *

* Filed or furnished herewith

Item 16. Undertakings.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

As far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ferndale, Michigan on June 6, 2025.

Artificial Intelligence Technology Solutions, Inc.

By:	/s/ Steven Reinharz
Steven Reinharz
Chief Executive Officer, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Steven Reinharz	Chief Executive Officer/Director	June 6, 2025
Steven Reinharz

/s/ Anthony Brenz	Chief Financial Officer	June 6, 2025
Anthony Brenz

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